As filed with the Securities and Exchange Commission on March 12, 2025

Registration No. 333-285389

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 2 TO FORM F-3 ON FORM F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

LYTUS TECHNOLOGIES HOLDINGS PTV. LTD.

(Exact name of registrant as specified in its charter)

British Virgin Islands	7841	Not applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

LYTUS TECHNOLOGIES HOLDINGS PTV. LTD.

Unit 1214, ONE BKC, G Block

Bandra Kurla Complex

Bandra East

Mumbai, India 400 051

Tel: +91-7777044778

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

CCS Global Solutions, Inc.

530 Seventh Avenue, Suite 508

New York, NY 10018

Tel: +1-315-9304588

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Thomas J. Poletti, Esq.

Veronica Lah, Esq.

Manatt, Phelps & Phillips LLP

695 Town Center Drive, 14th Floor

Costa Mesa, CA 92626

(714) 371-2500

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act ☐

The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.

EXPLANATORY NOTE

This Pre-Effective Amendment No. 2 to Form F-3 on Form F-1 is being filed to convert the registration statement on Form F-3 filed by Lytus Technologies Holdings PTV. Ltd. on February 28, 2025, as amended (Registration No. 333-285389) into a registration statement on Form F-1.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the SEC. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful.

SUBJECT TO COMPLETION, DATED MARCH 12, 2025

PRELIMINARY PROSPECTUS

LYTUS TECHNOLOGIES HOLDINGS PTV. LTD.

49,962,532 Common Shares

This prospectus relates to the resale, from time to time, of up to 49,962,532 shares of common shares, par value $0.01 per share (the “Common Shares”), of Lytus Technologies Holdings PTV. Ltd., a company incorporated in the British Virgin Islands (the “Company,” “we,” “us,” or “our”), by YA II PN, LTD, a Cayman Islands exempt limited company (the “Selling Shareholder” or “Yorkville”). The Common Shares to which this prospectus relates have been or may be issued by us to the Selling Shareholder pursuant to a standby equity purchase agreement, dated February 3, 2025 (the “Effective Date”), by and between the Company and the Selling Shareholder (the “SEPA”), from time to time after the date of this prospectus, upon the terms and subject to the conditions set forth in the SEPA.

Such Common Shares include (i) up to 48,543,690 Common Shares that may be issued to the Selling Shareholder pursuant to the SEPA, either in our sole discretion following an Advance Notice (as defined below) or pursuant to an Investor Notice (as defined below) and (ii) 1,418,842 Common Shares (the “Commitment Shares”) consisting of (a) 567,537 Common Shares that have been issued to the Selling Shareholder on February 3, 2025, and (b) 851,305 Common Shares to be issued to the Selling Shareholder upon certain milestones, as consideration for its irrevocable commitment to purchase Common Shares at the Company’s direction from time to time, upon the terms and subject to the conditions set forth in the SEPA. We are not selling any securities under this prospectus and will not receive any of the proceeds from the sale of our Common Shares by the Selling Shareholder hereby. However, we may receive up to $100,000,000 aggregate gross proceeds from sales of Common Shares that we may elect to make to the Selling Shareholder pursuant to the SEPA after the date of this prospectus. See “The Standby Equity Purchase Agreement” on page 6 of this prospectus for a description of the SEPA and “Selling Shareholder” on page 9 of this prospectus for additional information regarding the Selling Shareholder. R. F. Lafferty & Co., Inc. and Revere Securities LLC acted as finders (together, the “Finder”) in connection with the SEPA. The Finder will earn a cash fee of 8% of total proceeds raised through any Prepaid Advance. The Finder is also entitled to a cash fee of 4% of any subsequent drawdown on the SEPA.

See the section titled “Description of Standby Equity Purchase Agreement” for a description of the Purchase Agreement and the section titled “Selling Shareholder” for additional information regarding Yorkville.

The Selling Shareholder may sell or otherwise dispose of the Common Shares described in this prospectus in a number of different ways and at varying prices. The Selling Shareholder is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended (the “Securities Act”), only with respect to advances under the SEPA, and any profits on the sales of shares of our Common Shares by the Selling Shareholder and any discounts, commissions, or concessions received by the Selling Shareholder are deemed to be underwriting discounts and commissions under the Securities Act. If any underwriters, dealers, or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission, or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in any applicable prospectus supplement. The Selling Shareholder is not an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act with respect to conversion of the Promissory Notes. We will pay the expenses incurred in registering under the Securities Act the offer and sale of the shares of Common Shares to which this prospectus relates by the Selling Shareholder, including our legal and accounting fees. See the sections “About this Prospectus” on page ii and “Plan of Distribution” on page 17 of this prospectus for more information. No securities may be sold without delivery of this prospectus and any applicable prospectus supplement describing the method and terms of the offering of such securities. You should carefully read this prospectus and any applicable prospectus supplement before you invest in our securities.

On February 11, 2025, we received a determination letter (the “Letter”) from the staff (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that it was not in compliance with Nasdaq Listing Rule 5550(a)(2) which requires listed companies to maintain a minimum bid price of $1.00 per share (the “Minimum Bid Price Requirement”). Normally, a company would be afforded a 180-calendar day period to demonstrate compliance with the Minimum Bid Price Requirement. However, pursuant to Listing Rule 5810(c)(3)(A)(iv) the Company is not eligible for any compliance period specified in Rule 5810(c)(3)(A) because the Company has effected a reverse stock split over the prior one-year period or has effected one or more reverse stock splits over the prior two-year period with a cumulative ratio of 250 shares or more to one. On February 23, 2024, the Company effected a 1 for 60 reverse stock split. On February 12, 2025, the Company requested a hearing before the Nasdaq Hearings Panel (the “Panel”) to appeal the Letter received on February 11, 2025. A hearing request will stay the suspension of trading of the Company’s common shares, and the Company’s common shares will continue to trade on The Nasdaq Capital Market until the hearing process concludes and the Panel issues a written decision. The hearing before the Panel is scheduled for March 18, 2025. If the Company is unable to meet the continued listing criteria of Nasdaq and the common shares became delisted, trading of the common shares could thereafter be conducted in the over-the-counter markets in the OTC Pink, also known as “pink sheets” or, if available, on another OTC trading platform. Any such delisting could harm our ability to raise capital through alternative financing sources on terms acceptable to us, or at all, and may result in the loss of confidence in our financial stability by suppliers, customers and employees. Investors would likely find it more difficult to dispose of, or to obtain accurate market quotations for, the common shares, as the liquidity that Nasdaq provides would no longer be available to investors. In addition, the failure of our common shares to continue to be listed on the Nasdaq could adversely impact the market price for the common shares and our other securities, and we could face a lengthy process to re-list the common shares, if we are able to re-list the common shares.

Our common shares are listed for trading on the Nasdaq Capital Market (“Nasdaq”), under the symbol “LYT”. On February 24, 2025, the closing sale price of our common shares as reported by Nasdaq was $0.2422.

We are an “emerging growth company” and a “foreign private issuer” under applicable Securities and Exchange Commission rules, and will be subject to reduced public company reporting requirements for this prospectus and future filings. See “Prospectus Summary - Implications of Being an Emerging Growth Company and a Foreign Private Issuer”.

You should rely only on the information contained herein or incorporated by reference in this prospectus. Neither we nor any selling shareholder have authorized any other person to provide you with different information.

The Company is incorporated in the British Virgin Islands (“BVI”) and conducts a majority of its operations through its wholly-owned subsidiary, Lytus Technologies Private Limited, outside the United States. The majority of the Company’s assets are located outside the United States. A majority of the Company’s officers reside outside the United States and a substantial portion of the assets of those persons are located outside of the United States. As a result, it could be difficult or impossible for you to bring an action against the Company or against these individuals outside of the United States in the event that you believe that your rights have been infringed under the applicable securities laws or otherwise. Even if you are successful in bringing an action of this kind, the laws outside of the United States could render you unable to enforce a judgment against the Company’s assets or the assets of the Company’s officers.

Our business and an investment in our common shares involve significant risks. These risks are described under the section entitled “Risk Factors” beginning on page 4 of this prospectus and in the documents incorporated by reference into this prospectus.

Neither the SEC nor any state securities commission has approved or disapproved of the securities to be issued under this prospectus or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is         , 2025.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form F-1 that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, the Selling Shareholder may, from time to time offer and sell, up to an aggregate 49,962,532 of our Common Shares pursuant to the SEPA.

This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits. This prospectus, together with the documents incorporated by reference into this prospectus, includes all material information relating to the offering of securities under this prospectus. Before purchasing our common shares, you should carefully read this prospectus, together with the additional information described under the heading “Where You Can Find Additional Information” and “Information of Documents by Reference.”

We and the Selling Shareholder have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained or incorporated by reference in this prospectus. We and the Selling Shareholder take no responsibility for, and can provide no assurances as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus or any prospectus supplement is accurate only as of the date on the front of the document and that any information incorporated herein by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

References in this prospectus to the terms “we,” “us,” “our,” “the Company,” or other similar terms refer to Lytus Technologies Holdings PTV. Ltd., BVI company, together with its consolidated subsidiaries. “Lytus India” refers to Lytus Technologies Private Limited, our wholly-owned subsidiary in India.

ii

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The statements contained in this prospectus that are not purely historical are forward-looking statements. Our forward-looking statements include, but are not limited to, statements regarding our or our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus may include, for example, statements about:

●	the timing of the development of future services;

●	projections of revenue, earnings, capital structure and other financial items;

●	the development of future company-owned call centers;

●	the capabilities of our business operations;

●	our expected future economic performance;

●	competition in our market;

●	assumptions underlying statements regarding us or our business;

●	our strategy to finance our operations;

●	future marketing efforts, advertising campaigns, and promotional efforts;

●	future growth and market share projections, including projections regarding developments in technology and the effect of growth on our management and other resources;

●	our future expansion plans;

●	our future acquisition strategy, including plans to acquire or make investments in complementary businesses, technologies, services or products, or enter into strategic partnerships with parties who can provide access to those assets;

●	the future impact of our acquisitions;

●	our strategy and intentions regarding new product branding;

●	the future competitive landscape and the effects of different pricing strategies;

●	the effect of future tax laws on our business;

●	any legal proceeding, hearing, or dispute;

●	market conditions and global and economic factors beyond our control, including general economic conditions, unemployment and our liquidity, operations and personnel;

●	volatility of our stock price and potential share dilution;

●	future exchange and interest rates; and

●	other factors contained in, or incorporated into, this prospectus, including our Annual Report on Form 20-F for the year ended March 31, 2024, and any related free writing prospectus, under the section entitled “Risk Factors.”

These forward-looking statements are based on information available as of the date of this prospectus, and current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Important factors could cause actual results to differ materially from those indicated or implied by forward-looking statements such as those contained in documents we have filed with the SEC. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. For a discussion of the risks involved in our business and investing in our common shares, see the section entitled “Risk Factors.”

Should one or more of these risks or uncertainties materialize, or should any of the underlying assumptions prove incorrect, actual results may vary in material respects from those expressed or implied by these forward-looking statements. You should not place undue reliance on these forward-looking statements.

iii

SUMMARY OF THE PROSPECTUS

This summary highlights selected information from this prospectus and does not contain all of the information that is important to you in making an investment decision. This summary is qualified in its entirety by the more detailed information included in this prospectus. Before making your investment decision with respect to our securities, you should carefully read this entire prospectus, including the information under “Risk Factors,” the risk factors set forth in our most recent annual filings with the SEC, as well as other information in this prospectus and the documents incorporated by reference herein, before purchasing our securities.

The Company

We are a platform services company offering services primarily in India. Our business model consists primarily of (a) the current distribution of linear content streaming/telecasting services and (b) the development of technology products, namely, telemedicine and fintech. The Lytus platform provides our customers with a one-stop site with the access to all of the services provided by us.

We are focused on consolidating our subscriber base for future technology services, such as telemedicine and healthcare services, while continuing to develop our technology platform for a better service experience. Presently, we provide streaming and internet services through our platform. We are simultaneously working to strengthen its platform services, including advancing its platform with the state-of-art technology.

Streaming and Telecast

Lytus India provides technology enabled customer services, which includes streaming and content services. The present software is being further upgraded to support the unified and integrated platform through which it shall provide multi-dimensional services such as MedTech IOT (IOT refers to the Internet of Things).

In India the regulation does not differentiate between telecasting and streaming as long as the streaming is done in IPTV format. Lytus plans to offer additional value added services such as MedTech IOT, by upgrading the existing cable networks for Sri Sai Cable Network. The upgrade primarily consists of deploying Fiber to the Home (“FTTH”), Gigabit Passive Optical Networks (“GPON”) and changing the existing STB/CPE. On July 24, 2023, the Company announced its commencement of IPTV and broadband business and Fintech business.

Remote Healthcare

In India, Lytus’ telemedicine business, through Lytus India, has commenced repurposing its existing local cable operator network infrastructure to set up local health centers and diagnostic centers (“LHCs”). We expect that typical services provided at LHCs will include ECGs, blood and urine testing.

With respect to remote healthcare, our initial plan is to focus on the sale and distribution of remote patient monitoring devices pre-installed with proprietary monitoring and reporting software developed by our Lytus Health division. We expect that these devices, sourced from various HIPAA and FDA compliant vendors, would be installed at the homes of the patients of participating physicians practices. Lytus Health currently has not developed any proprietary software that is deployed with patients in the United States.

We also expect Lytus Health’s business to focus on artificial intelligence, machine learning, and other capabilities that we believe are required to efficiently run a telemedicine business.

Implications of Being an Emerging Growth Company and a Foreign Private Issuer

Emerging Growth Company Status

As a company with less than $1.235 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act, or JOBS Act, enacted in April 2012, and may take advantage of reduced reporting requirements that are otherwise applicable to public companies. These provisions include, but are not limited to:

●	being permitted to present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations in our SEC filings,

●	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act,

●	reduced disclosure obligations regarding executive compensation in periodic reports, proxy statements and registration statements, and

●	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

We may take advantage of these provisions until the last day of our fiscal year following the fifth anniversary of the date of the first sale of our common equity securities pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”). However, if certain events occur before the end of such five-year period, including if we become a “large accelerated filer,” our annual gross revenues exceed $1.235 billion or we issue more than $1.00 billion of non-convertible debt in any three-year period, we will cease to be an emerging growth company before the end of such five-year period.

In addition, Section 107 of the JOBS Act provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. We have elected to take advantage of the extended transition period for complying with new or revised accounting standards and acknowledge such election is irrevocable pursuant to Section 107 of the JOBS Act.

Foreign Private Issuer Status

We are a “foreign private issuer,” as defined in Rule 405 under the Securities Act and Rule 3b-4I under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As a result, we are not subject to the same requirements as U.S. domestic issuers. Under the Exchange Act, we will be subject to reporting obligations that, to some extent, are more lenient and less frequent than those of U.S. domestic reporting companies. For example, we will not be required to issue quarterly reports or proxy statements. We will not be required to disclose detailed individual executive compensation information. Furthermore, our directors and executive officers will not be required to report equity holdings under Section 16 of the Exchange Act and will not be subject to the insider short-swing profit disclosure and recovery regime.

As an exempted British Virgin Islands company to be listed on the NASDAQ Capital Market, we are subject to the NASDAQ Stock Market corporate governance listing standards. However, the NASDAQ Stock Market rules permit a foreign private issuer like us to follow the corporate governance practices of its home country. Certain corporate governance practices in the British Virgin Islands, which is our home country, may differ significantly from the NASDAQ Stock Market corporate governance listing standards. For instance, we are not required to:

●	have a majority of the board to be independent (although all of the members of the audit committee must be independent under the U.S. Securities Exchange Act of 1934, as amended, or the Exchange Act);

●	have a compensation committee or a nominating or corporate governance committee consisting entirely of independent directors;

●	have regularly scheduled executive sessions for non-management directors;

●	obtain shareholder approval prior to the issuance of 20% or more of our common shares as a price that is less than the Minimum Price (as defined in Nasdaq Listing Rule 5635(d)); and

●	have annual meetings and director elections.

Currently, we do rely on home country practice with respect to our corporate governance.

Corporate Information

Our principal executive offices are located at Unit 1214, ONE BKC, G Block, Bandra Kurla Complex, Bandra East Mumbai, India 400 051, and our telephone number is +91-7777044778, where we conduct investment relations and to where we are shifting our headquarters and treasury operations. Our website address is www.lytuscorp.com. The information on or accessed through our website is not incorporated in this prospectus. The SEC maintains an Internet site (www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including Lytus Technologies Holdings PTV. Ltd.

We have modified our earlier arrangement and have reorganized the business by only acquiring the Sri Sai business, whereas our initial arrangement was to acquire the 1.8 million subscriber base of Reachnet Cable Service Pvt. Ltd. and its revenue generating contracts. Under the modified arrangement, we own a controlling stake in Sri Sai’s business, and control the infrastructure hub that supports services. A more detailed discussion can be found in our financial statements included in our most recent Annual Report on Form 20-F filed with the SEC on August 15, 2024.

THE OFFERING

Securities offered by the selling shareholder	Up to 49,962,532 common shares.

Common Shares outstanding prior to this offering	31,111,032 common shares (including 567,537 Common Shares that have been issued to the Selling Shareholder on February 3, 2025).

Common Shares outstanding after this offering	80,506,027 common shares (assuming the sale of the maximum number of common shares by the Selling Shareholder).(1)

Use of proceeds	We will not receive any of the proceeds from the sale by the Selling Shareholder of the Common Shares. We will bear all fees and expenses incident to our obligation to register the common shares. See section titled “Use of Proceeds” for more information.

Risk Factors	Investing in our common shares involves a high degree of risk. See “Risk Factors” beginning on page 4 of this prospectus and in the documents incorporated by reference into this prospectus for a discussion of certain factors to consider carefully before deciding to purchase any of our common shares.

Ticker symbols	Our common shares are listed on the NASDAQ Capital Market under the symbol “LYT”.

(1)	The number of shares of Common Stock to be outstanding immediately before this offering, as shown above, is as of February 19, 2025. The number of shares of Common Stock to be outstanding immediately after this offering, as shown above, is based on 31,111,032 shares of Common Stock outstanding as of February 19, 2025.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before making a decision to invest in our common shares, you should carefully consider the following risks, as well as the risks and other information contained in our Annual Report on Form 20-F, including our historical financial statements and related notes included elsewhere in our Annual Report, and in our interim financial statements for the period ended September 30, 2023 contained in our Report on Form 6-K filed on February 28, 2025, before you decide to purchase our securities. Any one of these risks and uncertainties has the potential to cause material adverse effects on our business, prospects, financial condition and operating results which could cause actual results to differ materially from any forward-looking statements expressed by us and a significant decrease in the value of our securities. Refer to “Cautionary Note Regarding Forward-Looking Statements.” Also see sections of this prospectus entitled “Where You Can Find More Information” and “Incorporation of Documents by Reference” for more information.

We may not be successful in preventing the material adverse effects that any of the following risks and uncertainties may cause. These potential risks and uncertainties may not be a complete list of the risks and uncertainties facing us. There may be additional risks and uncertainties that we are presently unaware of, or presently consider immaterial, that may become material in the future and have a material adverse effect on us. You could lose all or a significant portion of your investment due to any of these risks and uncertainties.

Risks Related to this Offering

It is not possible to predict the actual number of shares we will sell under the SEPA to the Selling Shareholder, or the actual gross proceeds resulting from those sales.

On February 3, 2025, we entered into the SEPA with the Selling Shareholder, pursuant to which the Selling Shareholder has committed to purchase up to $100 million of shares of Common Shares, subject to certain limitations and conditions set forth in the SEPA. The shares of Common Shares that may be issued under the SEPA may be sold by us to the Selling Shareholder at our discretion from time to time for a period of up to 36 months following the execution of the SEPA, unless the SEPA is earlier terminated.

We generally have the right to control the timing and amount of any sales of our Common Shares to the Selling Shareholder under the SEPA. Generally, sales of our Common Shares, if any, to the Selling Shareholder under the SEPA will depend upon market conditions and other factors to be determined by us. We may ultimately decide to sell to the Selling Shareholder all, some, or none of the shares of our Common Shares that may be available for us to sell to the Selling Shareholder pursuant to the SEPA.

Because the purchase price per share to be paid by the Selling Shareholder for the Common Shares that we may elect to sell to the Selling Shareholder under the SEPA, if any, will fluctuate based on the market prices of our Common Shares prior to each advance made pursuant to the SEPA, if any, it is not possible for us to predict, as of the date of this prospectus and prior to any such sales, the number of Common Shares that we will sell to the Selling Shareholder under the SEPA, the purchase price per share that the Selling Shareholder will pay for shares purchased from us under the SEPA, or the aggregate gross proceeds that we will receive from those purchases by the Selling Shareholder under the SEPA, if any.

Investors who buy shares at different times will likely pay different prices.

Pursuant to the SEPA, we will generally have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold to the Selling Shareholder. If and when we do elect to sell Common Shares to the Selling Shareholder pursuant to the SEPA, after the Selling Shareholder has acquired such shares, the Selling Shareholder may resell all, some, or none of such shares at any time or from time to time in its discretion and at different prices. As a result, investors who purchase shares from the Selling Shareholder in this offering at different times will likely pay different prices for those shares, and so may experience different levels of dilution, and in some cases substantial dilution, and different outcomes in their investment results. Investors may experience a decline in the value of the shares they purchase from the Selling Shareholder in this offering as a result of future sales made by us to the Selling Shareholder at prices lower than the prices such investors paid for their shares in this offering. In addition, if we sell a substantial number of shares to the Selling Shareholder under the SEPA, or if investors expect that we will do so, the actual sales of shares or the mere existence of our arrangement with the Selling Shareholder may make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect such sales.

Sales of a substantial number of our securities in the public market by our existing shareholders could cause the price of our Common Shares to fall.

The Selling Shareholder can resell, under this prospectus, up to 49,962,532 Common Shares, consisting of (i) up to 48,543,690  shares of Common Shares that we may elect to sell to the Selling Shareholder, from time to time from and after the Effective Date pursuant to the SEPA, and (ii) 1,418,842 Common Shares (the “Commitment Shares”) consisting of (a) 567,537 Common Shares that have been issued to the Selling Shareholder on February 3, 2025, and (b) 851,305 Common Shares to be issued to the Selling Shareholder upon certain milestones, as consideration for its irrevocable commitment to purchase Common Shares at the Company’s direction from time to time, upon the terms and subject to the conditions set forth in the SEPA. If all of the 49,962,532 shares offered for resale by the Selling Shareholder under this prospectus were issued and outstanding as of February 19, 2025, such shares would represent approximately 62.06% of the total number of Common Shares outstanding and approximately 76.06% of the total number of outstanding Common Shares held by non-affiliates of our Company, in each case as of February 19, 2025.

Sales of a substantial number of our Common Shares in the public market by the Selling Shareholder and/or by our other existing shareholders, or the perception that those sales might occur, could depress the market price of our shares of Common Shares and could impair our ability to raise capital through the sale of additional equity securities.

Our management team will have broad discretion over the use of the net proceeds from our sale of Common Shares to the Selling Shareholder, if any, and you may not agree with how we use the proceeds and the proceeds may not be invested successfully.

Our management team will have broad discretion as to the use of the net proceeds from our sale of Common Shares to the Selling Shareholder, if any, and we could use such proceeds for purposes other than those contemplated at the time of commencement of this offering. Accordingly, you will be relying on the judgment of our management team with regard to the use of those net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that, pending their use, we may invest those net proceeds in a way that does not yield a favorable, or any, return for us. The failure of our management team to use such funds effectively could have a material adverse effect on our business, financial condition, operating results, and cash flows.

It is not possible to predict the actual number of Common Shares, if any, we will issue upon conversion of the Promissory Notes to the Selling Shareholder.

We do not have the right to control the timing and amount of any conversions of principal under the Promissory Notes by the Selling Shareholder. The number of shares that we issue to the Selling Shareholder pursuant to the Promissory Notes, if any, will depend upon market conditions and other factors to be determined by the Selling Shareholder. The Selling Shareholder may ultimately decide to convert none or a portion of the principal amount of the Promissory Notes.

The number of Common Shares ultimately offered for sale by the Selling Shareholder is dependent upon the number of shares, if any, we ultimately issue upon conversion of the Promissory Notes. However, even if the Selling Shareholder elects to convert the entire principal amount of the Promissory Notes, the Selling Shareholder may resell all, some or none of such shares at any time or from time to time in its sole discretion and at different prices.

Risks Related to Ownership of our Common Shares

We may not be able to maintain the listing of our Common Shares on Nasdaq, which may adversely affect the ability of purchasers of Common Shares in this offering to resell their securities in the secondary market.

On February 11, 2025, we received a determination letter (the “Letter”) from the staff (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that it was not in compliance with Nasdaq Listing Rule 5550(a)(2) which requires listed companies to maintain a minimum bid price of $1.00 per share (the “Minimum Bid Price Requirement”). Normally, a company would be afforded a 180-calendar day period to demonstrate compliance with the Minimum Bid Price Requirement. However, pursuant to Listing Rule 5810(c)(3)(A)(iv) the Company is not eligible for any compliance period specified in Rule 5810(c)(3)(A) because the Company has effected a reverse stock split over the prior one-year period or has effected one or more reverse stock splits over the prior two-year period with a cumulative ratio of 250 shares or more to one. On February 23, 2024, the Company effected a 1 for 60 reverse stock split. On February 12, 2025, the Company requested a hearing before the Nasdaq Hearings Panel (the “Panel”) to appeal the Letter received on February 11, 2025. A hearing request will stay the suspension of trading of the Company’s common shares, and the Company’s common shares will continue to trade on The Nasdaq Capital Market until the hearing process concludes and the Panel issues a written decision. If the Company is unable to meet the continued listing criteria of Nasdaq and the common shares became delisted, trading of the common shares could thereafter be conducted in the over-the-counter markets in the OTC Pink, also known as “pink sheets” or, if available, on another OTC trading platform. Any such delisting could harm our ability to raise capital through alternative financing sources on terms acceptable to us, or at all, and may result in the loss of confidence in our financial stability by suppliers, customers and employees. Investors would likely find it more difficult to dispose of, or to obtain accurate market quotations for, the common shares, as the liquidity that Nasdaq provides would no longer be available to investors. In addition, the failure of our common shares to continue to be listed on the Nasdaq could adversely impact the market price for the common shares and our other securities, and we could face a lengthy process to re-list the common shares, if we are able to re-list the common shares.

As a company incorporated in the British Virgin Islands, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from the NASDAQ Stock Market corporate governance listing standards; these practices may afford less protection to shareholders than they would enjoy if we complied fully with the NASDAQ Stock Market corporate governance listing standards.

As an exempted British Virgin Islands company to be listed on the NASDAQ Capital Market, we are subject to the NASDAQ Stock Market corporate governance listing standards. However, the NASDAQ Stock Market rules permit a foreign private issuer like us to follow the corporate governance practices of its home country. Certain corporate governance practices in the British Virgin Islands, which is our home country, may differ significantly from the NASDAQ Stock Market corporate governance listing standards. For instance, we are not required to:

●	have a majority of independent directors on our board of directors (although all of the members of the audit committee must be independent under the U.S. Securities Exchange Act of 1934, as amended, or the Exchange Act);

●	have a compensation committee or a nominating or corporate governance committee consisting entirely of independent directors;

●	have regularly scheduled executive sessions for non-management directors; and

●	have annual meetings and director elections.

Currently, we do rely on home country practice with respect to our corporate governance.

DESCRIPTION OF THE STANDBY EQUITY PURCHASE AGREEMENT

On February 3, 2025, we entered into the SEPA with the Selling Shareholder. Pursuant to the SEPA, the Selling Shareholder will advance to the Company, subject to the satisfaction of certain conditions as set forth therein, the principal amount of $6 million, which will be evidenced by Promissory Notes in two tranches. The Promissory Notes will accrue interest on the outstanding principal balance at an annual rate equal to 0%, which shall increase to an annual rate of 18% upon the occurrence of an Event of Default (as defined in the Promissory Notes) for so long as such event remains uncured. The Promissory Notes will mature on March 1, 2026, which may be extended at the option of the Selling Shareholder. The Promissory Notes are convertible at a conversion price equal to the lower of (i) $0.7048 per share or (ii) 93% of the lowest daily VWAP (as defined below) during the five consecutive trading days immediately preceding the date of conversion (the “Conversion Price”), which price shall not be lower than the floor price of $0.1236 (the “Floor Price”).

The first tranche of the Pre-Paid Advance was disbursed on February 3, 2025, in the principal amount of $5 million. The second tranche of the Pre-Paid Advance will be in the principal amount of $1 million and advanced on the second trading day after the registration statement of which this prospectus forms a part becomes effective. At each Pre-Advance Closing, the Selling Shareholder advanced, and is expected to advance, to the Company the principal amount of the applicable tranche of the Pre-Paid Advance, less a discount in the amount equal to 5% of the principal amount of such tranche of the Pre-Paid Advance netted from the purchase price due and structured as an original issue discount.

Pursuant to the SEPA, and upon the satisfaction of the conditions to the Selling Shareholder’s purchase obligation set forth in the SEPA, including the registration of shares of Common Shares issuable pursuant to the SEPA for resale, we will have the right, from time to time, until March 1, 2028, to require the Selling Shareholder to purchase up to $100 million of shares of our Common Shares, subject to certain limitations and conditions set forth in the SEPA, by delivering Advance Notices to the Selling Shareholder.

If there is no balance outstanding under a Promissory Note, we may, in our sole discretion, select the amount of the advance that we desire to issue and sell to the Selling Shareholder in each Advance Notice, subject to a maximum limit equal to 100% of the average of the daily volume traded of the Company’s Common Shares on Nasdaq during the five consecutive trading days immediately preceding an Advance Notice (“Maximum Advance Amount”). If there is a balance outstanding under a Promissory Note, we may only submit an Advance Notice (i) if an Amortization Event (as defined below) has occurred and our obligation to make prepayments under the Promissory Notes has not ceased, and (ii) the aggregate purchase price owed to us from such Advances (“Advance Proceeds”) will be paid by the Selling Shareholder by offsetting the amount of the Advance Proceeds against an equal amount outstanding under the Promissory Notes.

Pursuant to an Advance Notice, the shares will be issued and sold to the Selling Shareholder at a per share price equal to, at the election of the Company as specified in the relevant Advance Notice: (i)  94.0% of the VWAP of the common shares during the applicable trading day on which the Advance Notice is delivered, or (ii) 97.0% of the lowest daily VWAP of the common shares during the three consecutive trading days commencing on the date the Advance Notice is delivered.

“Market Price” is defined as Option 1 Market Price or Option 2 Market Price, as applicable. Option 1 Market Price means, the daily volume weighted average price of the Common Shares on Nasdaq as reported by Bloomberg L.P. (“VWAP”) during the Option 1 Pricing Period. The Option 1 Pricing Period means the period on the date the Advance Notice is delivered (“Advance Notice Date”) with respect to an Advance Notice selecting an Option 1 Pricing Period commencing (i) if submitted to Yorkville prior to 9:00 a.m. Eastern Time on a trading day, the open of trading on such day or (ii) if submitted to Yorkville after 9:00 a.m. Eastern Time on a trading day, upon receipt by the Company of written confirmation of acceptance of such Advance Notice by the Yorkville (or the open of regular trading hours, if later), and which confirmation shall specify such commencement time, and, in either case, ending on 4:00 p.m. New York City time on the applicable Advance Notice Date, or such other time as may be agreed by the Company and Yorkville. Option 2 Market Price means the lowest daily VWAP of the Common Shares during the three consecutive trading days commencing on the Advance Notice Date (“Option 2 Pricing Period”). If, with respect to an Option 1 Pricing Period, the total number of Common Shares traded on Nasdaq during the applicable Pricing Period is less than the Volume Threshold (as defined below), then the number of Common Shares issued and sold pursuant to such Advance Notice will be reduced to the greater of (a) 30% of the trading volume of the Common Shares on Nasdaq during the relevant Pricing Period as reported by Bloomberg L.P. or (b) the number of Common Shares sold by the Selling Shareholder during such Pricing Period, but in each case not to exceed the amount requested in the Advance Notice. “Volume Threshold” is defined as a number of Common Shares equal to the quotient of (a) the number of Advance Shares requested by the Company in an Advance Notice divided by (b) 0.30. “Amortization Event” means (i) the daily VWAP is less than the Floor Price then in effect for five Trading Days during a period of seven consecutive Trading Days (a “Floor Price Event”), or (ii) the Company is in material breach of the Registration Rights Agreement, and such breach remains uncured for a period of 10 consecutive Trading Days, or the occurrence of an Event as defined in the Registration Rights Agreement.

For so long as there is a balance outstanding under a Promissory Note, the Selling Shareholder, at its sole discretion, may deliver to us a notice (“Investor Notice”), to cause an Advance Notice to be deemed delivered to the Selling Shareholder and the issuance of our Common Shares to the Selling Shareholder pursuant to an Advance. The Selling Shareholder may select the amount of the Advance pursuant to an Investor Notice which shall not exceed the limitations set forth in the SEPA, provided that the amount of the Advance selected shall not exceed the balance owed under all Promissory Notes outstanding on the date of delivery of the Investor Notice. The shares will be issued and sold to the Selling Shareholder pursuant to an Investor Notice at a per share price equal to the Conversion Price that would be applicable to the amount of the Advance selected by the Selling Shareholder if such amount were to be converted as of the date of delivery of the Investor Notice. The Selling Shareholder will pay the purchase price for such shares to be issued pursuant to the Investor Notice by offsetting the amount of the purchase price to be paid by the Selling Shareholder against an amount outstanding under the Promissory Notes.

We paid the Selling Shareholder a structuring fee of $25,000 and agreed to pay the Selling Shareholder a commitment fee in an amount equal to 1.00% of the Commitment Amount (the “Commitment Fee”) of which by the issuance to the Selling Shareholder of such number of common shares that is equal to the Commitment Fee divided by the Fixed Price (the “Commitment Shares”). The Commitment Shares are due as follows: (i) 40% was due on the Effective Date, (ii) 30% shall be due on the date that is 90 days following the Effective Date and (iii) 30% shall be due on the date this is 180 days following the Effective Date.

Actual sales of Common Shares to the Selling Shareholder under the SEPA will depend on a variety of factors, which may include, among other things, market conditions, the trading price of our Common Shares and determinations by us as to the appropriate sources of funding for our business and operations.

In addition, we may not issue or sell any shares of Common Shares to the Selling Shareholder under the SEPA or under the Promissory Notes, which, when aggregated with all other shares of Common Shares then beneficially owned by the Selling Shareholder and its affiliates (as calculated pursuant to Section 13(d) of the Exchange Act of 1934, as amended (the “Exchange Act”) and Rule 13d-3 promulgated thereunder), would result in the Selling Shareholder and its affiliates beneficially owning more than 4.99% of the then-outstanding shares of Common Shares (the “Beneficial Ownership Limitation”). However, the Beneficial Ownership Limitation does not prevent the Selling Shareholder from selling some or all of the shares of Common Shares it acquires and then acquiring additional shares, consequently resulting in the Selling Shareholder being able to sell in excess of the 4.99% Beneficial Ownership Limitation despite not holding more than 4.99% of our outstanding shares of Common Shares at any given time.

The net proceeds to us under the SEPA (other than the two tranches of the $6 million Pre-Paid Advance) will depend on the frequency and prices at which we sell shares of Common Shares to the Selling Shareholder. We expect that any proceeds received by us from such sales to the Selling Shareholder will be used for working capital.

The Selling Shareholder has agreed that, except as otherwise expressly provided in the SEPA, it and its affiliates will not engage in any short sales of the Common Shares during the term of the SEPA.

The SEPA will automatically terminate on the earliest to occur of (i) the 36-month anniversary of the date of the SEPA or (ii) the date on which the Selling Shareholder shall have made payment of Advances pursuant to the SEPA for common shares equal to the Commitment Amount. We have the right to terminate the SEPA upon five trading days’ prior written notice to the Selling Shareholder, provided that there are no outstanding Advance Notices under which we are yet to issue shares of Common Shares and provided that we have paid all amounts owed to the Selling Shareholder pursuant to the SEPA and the Promissory Notes. We and the Selling Shareholder may also agree to terminate the SEPA by mutual written consent.

Neither the Company nor the Selling Shareholder may assign or transfer their respective rights and obligations under the SEPA without the prior written consent of the other party. No provision of the SEPA may be modified or waived other than by an instrument in writing signed by both parties.

The SEPA contains customary representations, warranties, conditions, and indemnification obligations of the parties. The representations, warranties, and covenants contained in the SEPA were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement and may be subject to limitations agreed upon by the contracting parties.

The description of the SEPA does not purport to be complete and is qualified in its entirety by reference to the full text of the SEPA, a copy of which is filed as an exhibit to the registration statement of which this prospectus forms a part and is incorporated herein by reference.

Because the purchase price per share to be paid by the Selling Shareholder for the shares of Common Shares that we may elect to sell to the Selling Shareholder under the SEPA, if any, will fluctuate based on the market prices of our Common Shares during the applicable Pricing Period, as of the date of this prospectus we cannot reliably predict the number of shares of Common Shares that we will sell to the Selling Shareholder under the SEPA, the actual purchase price per share to be paid by the Selling Shareholder for those shares, or the actual gross proceeds to be raised by us from those sales, if any. As of February 19, 2025, there were 31,111,032 shares of Common Shares outstanding, of which 15,728,121 shares were held by non-affiliates. If all of the 49,962,532 shares offered for resale by the Selling Shareholder under the registration statement of which this prospectus forms a part were issued and outstanding as of February 19, 2025, such shares would represent approximately 62.06% of the total number of shares of our Common Shares outstanding and approximately 76.06% of the total number of outstanding shares of Common Shares held by non-affiliates.

Although the SEPA provides that we may, in our discretion, from time to time after the date of this prospectus and during the term of the SEPA, direct the Selling Shareholder to purchase shares of our Common Shares from us in one or more advances under the SEPA, for a maximum aggregate purchase price of up to $100 million, only 49,962,532 shares of Common Shares are being registered for resale under the registration statement of which this prospectus forms a part. While the market price of our Common Shares may fluctuate from time to time after the date of this prospectus and, as a result, the actual purchase price to be paid by the Selling Shareholder under the SEPA for shares of our Common Shares, if any, may also fluctuate, in order for us to receive the full amount of the Selling Shareholder’s commitment under the SEPA, it is possible that we may need to issue and sell more than the number of shares being registered for resale under the registration statement of which this prospectus forms a part.

If it becomes necessary for us to issue and sell to the Selling Shareholder more shares than are being registered for resale under this prospectus in order to receive aggregate gross proceeds equal to $100 million under the SEPA, we must file with the SEC one or more additional registration statements to register under the Securities Act the resale by the Selling Shareholder of any such additional shares of Common Shares, which the SEC must declare effective, in each case, before we may elect to sell any additional shares of our Common Shares to the Selling Shareholder under the SEPA. The number of shares of our Common Shares ultimately offered for resale by the Selling Shareholder depends upon the number of shares of Common Shares, if any, we ultimately sell to the Selling Shareholder under the SEPA.

USE OF PROCEEDS

All of the shares of our Common Shares offered by the Selling Shareholder pursuant to this prospectus will be sold by the Selling Shareholder for its own respective account. We will not receive any of the direct proceeds from these sales. However, we expect to receive proceeds under the SEPA from sales of Common Shares that we may elect to make to the Selling Shareholder pursuant to the SEPA, if any, from time to time in our discretion. See the section of this prospectus titled “Plan of Distribution” elsewhere in this prospectus for more information.

We currently expect to use any net proceeds we receive under the SEPA primarily for working capital. As of the date of this prospectus, we cannot specify with certainty all of the particular uses, and the respective amounts we may allocate to those uses, for any net proceeds we receive. Accordingly, we will retain broad discretion over the use of these proceeds and could utilize the proceeds in ways that do not necessarily improve our results of operations or enhance the value of our securities.

DIVIDEND POLICY

The holders of our common shares are entitled to dividends out of funds legally available when and as declared by our Board of Directors subject to the BVI Act. Our Board has never declared a dividend and does not anticipate declaring a dividend in the foreseeable future. We currently intend to retain most, if not all, of our available funds and any future earnings to operate and expand our business.

Should we decide in the future to pay dividends, as a holding company, our ability to do so and meet other obligations depends upon the receipt of dividends or other payments from our operating subsidiary and other holdings and investments. In addition, our operating company may, from time to time, be subject to restrictions on their ability to make distributions to us, including as a result of restrictive covenants in loan agreements, restrictions on the conversion of local currency into U.S. dollars or other hard currency and other regulatory restrictions.

SELLING SHAREHOLDER

This prospectus relates to the possible resale from time to time by the Selling Shareholder of up to 49,962,532 Common Shares that have been and may be issued by us to the Selling Shareholder under the SEPA. For additional information regarding the shares of Common Shares included in this prospectus, see the section titled “The Standby Equity Purchase Agreement” above. We are registering the shares of Common Shares included in this prospectus pursuant to the provisions of the SEPA we entered into with the Selling Shareholder, in order to permit the Selling Shareholder to offer the shares included in this prospectus for resale from time to time. Except for the transactions contemplated by the SEPA, and as set forth in the section titled “Plan of Distribution” in this prospectus, the Selling Shareholder has not had any material relationship with us within the past three years.

The table below presents information regarding the Selling Shareholder and the shares of Common Shares that may be resold by the Selling Shareholder from time to time under this prospectus. This table is prepared based on information supplied to us by the Selling Shareholder and reflects holdings as of February 19, 2025. The number of shares in the column “Maximum Number of Shares of Common Shares to be Offered” represents all of the Common Shares being offered for resale by the Selling Shareholder under this prospectus. The Selling Shareholder may sell some, all, or none of the shares being offered for resale in this offering. We do not know how long the Selling Shareholder will hold the shares before selling them, and we are not aware of any existing arrangements between the Selling Shareholder and any other stockholder, broker, dealer, underwriter, or agent relating to the sale or distribution of the shares of our Common Shares being offered for resale by this prospectus.

The table below lists the Selling Shareholder and other information regarding the beneficial ownership (as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder) of the common shares held by the Selling Shareholder. The second column lists the number of Common Shares beneficially owned by the Selling Shareholder, based on the Selling Shareholder’s ownership of Common Shares and Notes as of February 19, 2025, assuming conversion of the Notes held by such Selling Shareholder on that date but taking account of any limitations on conversion and exercise set forth therein. Because the purchase price to be paid by the Selling Shareholder for Common Shares, if any, that we may elect to sell to the Selling Shareholder in one or more advances from time to time under the SEPA will fluctuate based on the market prices of our Common Shares during the applicable Pricing Period, the actual number of shares of Common Shares that we may sell to the Selling Shareholder under the SEPA may be fewer than the number of shares being offered for resale under this prospectus. The fourth column assumes the resale by the Selling Shareholder of all of the Common Shares being offered for resale pursuant to this prospectus.

Under the terms of the Promissory Notes, the Selling Shareholder may not convert the Promissory Notes to the extent (but only to the extent) such Selling Shareholder or any of its affiliates would beneficially own a number of our Common Shares which would exceed 4.99% of our outstanding shares (the “Maximum Percentage”). The number of shares in the second column reflects these limitations. The Selling Shareholder may sell all, some or none of its shares in this offering. See “Plan of Distribution.”

	Number of Common Shares Owned Prior to Offering(3)			Maximum Number of Common Shares to be Sold Pursuant	Number of Common Shares of Owned After Offering(5)
Name of Selling Shareholder	Number		Percent	to this Prospectus(4)	Number	Percent
YA II PN, LTD.(1)	1,552,441	(2)	4.99%	49,962,532	0	0%

(1)	Investment decisions for the Selling Shareholder are made by Mr. Mark Angelo. The business address of the Selling Shareholder is 1012 Springfield Avenue, Mountainside, NJ 07092.
(2)	Represents the 567,537 shares of Common Shares we issued to the Selling Shareholder on February 3, 2025, as Commitment Shares in partial consideration for entering into the SEPA with us and 984,904 shares of our Common Stock issuable upon conversion of the first Promissory Note issued to the Selling Securityholder as of February 3, 2025. Shares reported herein do not include 39,468,170 shares of common stock issuable upon the conversion of the Promissory Notes because the Selling Securityholder is prohibited from acquiring shares of our Common Stock pursuant to the SEPA or upon conversion of the Promissory Notes to the extent such shares, when aggregated with all other shares of our Common Stock then beneficially owned by the Selling Securityholder, would cause the Selling Securityholder’s beneficial ownership of our Common Stock to exceed the 4.99% of our outstanding shares.
(3)	Applicable percentage ownership is based on 31,111,032 shares of our common shares outstanding as of February 19, 2025.
(4)	Assumes the sale of all shares being offered pursuant to this prospectus.
(5)	Represents the amount of shares that will be held by the selling shareholder after completion of this offering based on the assumptions that (a) all Commitment Shares and common shares underlying Note registered for sale by the registration statement of which this prospectus is part of will be sold, and (b) no other common shares are acquired or sold by the selling shareholder prior to completion of this offering. However, the selling shareholder is not obligated to sell all or any portion of the shares of our common shares offered pursuant to this prospectus. Applicable percentage ownership is based on 80,506,027 shares of our common shares outstanding after this offering.

DESCRIPTION OF SHARE CAPITAL

We were incorporated as a BVI business company under the BVI Business Companies Act, 2004 as amended, in the BVI on March 16, 2020, under the name “Lytus Technologies Holdings PTV. Ltd.” We were originally authorized to issue up to 50,000 common shares of $1.00 par value each and on March 17, 2020, the Board of Directors passed the resolution to change the originally authorized shares from 50,000 common shares to 30,000 common shares, of $0.10 par value each. Effective May 15, 2020, we amended our Memorandum of Association to increase the number of our authorized shares to 230,000,000, with a par value of $0.01 per share. The following are summaries of the material provisions of our Memorandum and Articles of Association; a copy of these documents are filed as exhibits to the registration statement of which this prospectus forms a part of.

Common Shares

General

All of our issued common shares are fully paid and non-assessable. Certificates evidencing the common shares are issued in registered form. Our shareholders who are non-residents of the BVI may freely hold and vote their common shares.

At the completion of this offering, there will be 5,422,652 common shares issued and outstanding, assuming the conversion and exercise, as applicable, of all securities offered hereby, at the lowest price at which they may be converted or exercised, as applicable.

Distributions

The holders of our common shares are entitled to such dividends as may be declared by our Board of Directors subject to the BVI Act.

Voting rights

Any action required or permitted to be taken by the shareholders must be effected at a duly called meeting of the shareholders entitled to vote on such action or may be effected by a resolution in writing. At each meeting of shareholders, each shareholder who is present in person or by proxy (or, in the case of a shareholder being a corporation, by its duly authorized representative) will have one vote for each common share that such shareholder holds.

Election of directors

Delaware law permits cumulative voting for the election of directors only if expressly authorized in the certificate of incorporation. The laws of the BVI, however, do not specifically prohibit or restrict the creation of cumulative voting rights for the election of our directors. Cumulative voting is not a concept that is accepted as a common practice in the BVI, and we have made no provisions in our Memorandum and Articles of Association to allow cumulative voting for elections of directors.

Meetings

We must provide written notice of all meetings of shareholders, stating the time and place at least 7 days before the date of the proposed meeting to those persons whose names appear as shareholders in the register of members on the date of the notice and are entitled to vote at the meeting. Our Board of Directors shall call a meeting of shareholders upon the written request of shareholders holding at least 30% of our outstanding voting common shares. In addition, our Board of Directors may call a meeting of shareholders on its own motion. A meeting of shareholders may be called on short notice if at least 90% of the common shares entitled to vote on the matters to be considered at the meeting have waived notice of the meeting, and presence at the meeting shall be deemed to constitute waiver for this purpose.

At any meeting of shareholders, a quorum will be present if there are shareholders present in person or by proxy representing not less than 50% of the issued common shares entitled to vote on the resolutions to be considered at the meeting. Such quorum may be represented by only a single shareholder or proxy. If no quorum is present within two hours of the start time of the meeting, the meeting shall be dissolved if it was requested by shareholders. In any other case, the meeting shall be adjourned to the next business day, and if shareholders representing not less than one-third of the votes of the common shares or each class of securities entitled to vote on the matters to be considered at the meeting are present within one hour of the start time of the adjourned meeting, a quorum will be present. If not, the meeting will be dissolved. No business may be transacted at any meeting of shareholders unless a quorum is present at the commencement of business. If present, the chair of our Board of Directors shall be the chair presiding at any meeting of the shareholders. If the chair of our Board is not present, then the shareholders present shall choose to chair the meeting of the shareholders.

A corporation that is a shareholder shall be deemed for the purpose of our Memorandum and Association to be present in person if represented by its duly authorized representative. This duly authorized representative shall be entitled to exercise the same powers on behalf of the corporation which he represents as that corporation could exercise if it were our individual shareholder.

Protection of minority shareholders

The BVI Act offers some limited protection of minority shareholders. The principal protection under statutory law is that shareholders may apply to the BVI court for an order directing the company or its director(s) to comply with, or restraining the company or a director from engaging in conduct that contravenes, the BVI Act or the company’s Memorandum and Articles of Association. Under the BVI Act, the minority shareholders have a statutory right to bring a derivative action in the name of and on behalf of the company in circumstances where a company has a cause of action against its directors. This remedy is available at the discretion of the BVI court. A shareholder may also bring an action against the company for breach of duty owed to him as a member. A shareholder who considers that the affairs of the company have been, are being or likely to be, conducted in a manner that is, or any act or acts of the company have been, or are, likely to be oppressive, unfairly discriminatory, or unfairly prejudicial to him in that capacity, may apply to the BVI court for an order to remedy the situation.

There are common law rights for the protection of shareholders that may be invoked, largely dependent on English company law. Under the general rule pursuant to English company law known as the rule in Foss v. Harbottle, a court will generally refuse to interfere with the management of a company at the insistence of a minority of its shareholders who express dissatisfaction with the conduct of the company’s affairs by the majority or the Board of Directors. However, every shareholder is entitled to have the affairs of the company conducted properly according to BVI law and the constituent documents of the company. As such, if those who control the company have persistently disregarded the requirements of company law or the provisions of the company’s Memorandum and Articles of Association, then the courts may grant relief. Generally, the areas in which the courts will intervene are the following: (1) an act complained of which is outside the scope of the authorized business or is illegal or not capable of ratification by the majority; (2) acts that constitute fraud on the minority where the wrongdoers control the company; (3) acts that infringe or are about to infringe on the personal rights of the shareholders, such as the right to vote; and (4) where the company has not complied with provisions requiring approval of a special or extraordinary majority of shareholders.

Pre-emptive rights

There are no pre-emptive rights applicable to the issue by us of new common shares under either BVI law or our Memorandum and Articles of Association.

Transfer of common shares

Subject to the restrictions in our Memorandum and Articles of Association and applicable securities laws, any of our shareholders may transfer all or any of his or her common shares by written instrument of transfer signed by the transferor and containing the name and address of the transferee. Our Board of Directors may resolve by resolution to refuse or delay the registration of the transfer of any common share. If our Board of Directors resolves to refuse or delay any transfer, it shall specify the reasons for such refusal in the resolution. Our directors may not resolve or refuse or delay the transfer of a common share unless: (a) the person transferring the common shares has failed to pay any amount due in respect of any of those common shares; or (b) such refusal or delay is deemed necessary or advisable in our view or that of our legal counsel in order to avoid violation of, or in order to ensure compliance with, any applicable, corporate, securities and other laws and regulations.

Liquidation

As permitted by BVI law and our Memorandum and Articles of Association, the company may be voluntarily liquidated by a resolution of members or, if permitted under section 199(2) of the BVI Act, by a resolution of directors if we have no liabilities or we are able to pay our debts as they fall due and the value of our assets equals or exceeds our liabilities by resolution of directors and resolution of shareholders.

Calls on common shares and forfeiture of common shares

Our Board of Directors may, on the terms established at the time of the issuance of such common shares or as otherwise agreed, make calls upon shareholders for any amounts unpaid on their common shares in a notice served to such shareholders at least 14 days prior to the specified time of payment. The common shares that have been called upon and remain unpaid are subject to forfeiture. For the avoidance of doubt, if the issued common shares have been fully paid in accordance with the terms of its issuance and subscription, the Board of Directors shall not have the right to make calls on such fully paid common shares and such fully paid common shares shall not be subject to forfeiture.

Redemption of common shares

Subject to the provisions of the BVI Act, we may issue common shares on terms that are subject to redemption, at our option or at the option of the holders, on such terms and in such manner as may be determined by our Memorandum and Articles of Association and subject to any applicable requirements imposed from time to time by, the BVI Act, the SEC, the NASDAQ Capital Market, or by any recognized stock exchange on which our securities are listed.

Modifications of rights

If at any time, the company is authorized to issue more than one class of common shares, all or any of the rights attached to any class of shares may be amended only with the consent in writing of or by a resolution passed at a meeting of not less than 50 percent of the shares of the class to be affected.

Changes in the number of common shares we are authorized to issue and those in issue

We may from time to time by a resolution of shareholders or resolution of our Board of Directors:

●	amend our Memorandum of Association to increase or decrease the maximum number of common shares we are authorized to issue,

●	subject to our Memorandum of Association, subdivide our authorized and issued common shares into a larger number of common shares then our existing number of common shares, and

●	subject to our Memorandum of Association, consolidate our authorized and issued shares into a smaller number of common shares.

Inspection of books and records

Under BVI Law, holders of our common shares are entitled, upon giving written notice to us, to inspect (i) our Memorandum and Articles of Association, (ii) the register of members, (iii) the register of directors and (iv)minutes of meetings and resolutions of members, and to make copies and take extracts from the documents and records. However, our directors can refuse access if they are satisfied that to allow such access would be contrary to our interests. See “Where You Can Find More Information.”

Rights of non-resident or foreign shareholders

There are no limitations imposed by our Memorandum and Articles of Association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our common shares. In addition, there are no provisions in our Memorandum and Articles of Association governing the ownership threshold above which shareholder ownership must be disclosed.

Issuance of additional common shares

Our Memorandum and Articles of Association authorizes our Board of Directors to issue additional common shares from authorized but unissued common shares, to the extent available, from time to time as our Board of Directors shall determine.

Differences in Corporate Law of the BVI and the United States

The BVI Act and the laws of the BVI affecting BVI companies like us and our shareholders differ from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of the significant differences between the provisions of the laws of the BVI applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.

Mergers and similar arrangements

Under the laws of the BVI, two or more companies may merge or consolidate in accordance with Part IX 170 of the BVI Act. A merger means the merging of two or more constituent companies into one of the constituent companies and a consolidation means the uniting of two or more constituent companies into a new company. In order to merge or consolidate, the directors of each constituent company must approve a written plan of merger or consolidation, which must be authorized by a resolution of shareholders. While a director may vote on the plan of merger or consolidation even if he has a financial interest in the plan, the interested director must disclose the interest to all other directors of the company promptly upon becoming aware of the fact that he is interested in a transaction entered into or to be entered into by the company. A transaction entered into by our company in respect of which a director is interested (including a merger or consolidation) is voidable by us unless the director’s interest was (a) disclosed to the board prior to the transaction or (b) the transaction is (i) between the director and the company and (ii) the transaction is in the ordinary course of the company’s business and on usual terms and conditions. Notwithstanding the above, a transaction entered into by the company is not voidable if the material facts of the interest are known to the shareholders and they approve or ratify it or the company received fair value for the transaction. In any event, all shareholders must be given a copy of the plan of merger or consolidation irrespective of whether they are entitled to vote at the meeting to approve the plan of merger or consolidation. The shareholders of the constituent companies are not required to receive shares of the surviving or consolidated company but may receive debt obligations or other securities of the surviving or consolidated company, other assets, or a combination thereof. Further, some or all of the shares of a class or series may be converted into a kind of asset while the other shares of the same class or series may receive a different kind of asset. As such, not all the shares of a class or series must receive the same kind of consideration. After the plan of merger or consolidation has been approved by the directors and authorized by a resolution of the shareholders, articles of merger or consolidation are executed by each company and filed with the Registrar of Corporate Affairs in the BVI. A shareholder may dissent from a mandatory redemption of his shares, pursuant to an arrangement (if permitted by the court), a merger (unless the shareholder was a shareholder of the surviving company prior to the merger and continues to hold the same or similar shares after the merger) or a consolidation. A shareholder properly exercising his dissent rights is entitled to a cash payment equal to the fair value of his shares.

A shareholder dissenting from a merger or consolidation must object in writing to the merger or consolidation before the vote by the shareholders on the merger or consolidation, unless notice of the meeting was not given to the shareholder. If the merger or consolidation is approved by the shareholders, the company must give notice of this fact to each shareholder who gave written objection within 20 days following the date of shareholders’ approval. These shareholders then have 20 days from the date of the notice to give to the company their written election in the form specified by the BVI Act to dissent from the merger or consolidation, provided that in the case of a merger, the 20 days starts when the plan of merger is delivered to the shareholder. Upon giving notice of his election to dissent, a shareholder ceases to have any shareholder rights except the right to be paid the fair value of his shares. As such, the merger or consolidation may proceed in the ordinary course notwithstanding his dissent. Within seven days of the later of the delivery of the notice of election to dissent and the effective date of the merger or consolidation, the company must make a written offer to each dissenting shareholder to purchase his shares at a specified price per share that the company determines to be the fair value of the shares. The company and the shareholder then have 30 days to agree upon the price. If the company and a shareholder fail to agree on the price within the 30 days, then the company and the shareholder shall, within 20 days immediately following the expiration of the 30-day period, each designate an appraiser and these two appraisers shall designate a third appraiser. These three appraisers shall fix the fair value of the shares as of the close of business on the day prior to the shareholders’ approval of the transaction without considering any change in value as a result of the transaction.

Shareholders’ suits

There are both statutory and common law remedies available to our shareholders as a matter of BVI law. These are summarized below.

Prejudiced members

A shareholder who considers that the affairs of the company have been, are being, or are likely to be, conducted in a manner that is, or any act or acts of the company have been, or are, likely to be oppressive, unfairly discriminatory or unfairly prejudicial to him in that capacity, can apply to the court under Section 184I of the BVI Act, inter alia, for an order that his common shares be acquired, that he be provided compensation, that the Court regulate the future conduct of the company, or that any decision of the company which contravenes the BVI Act or our Memorandum and Articles of Association be set aside.

Derivative actions

Section 184C of the BVI Act provides that a shareholder of a company may, with the leave of the Court, bring an action in the name of the company to redress any wrong done to it.

Just and equitable winding up

In addition to the statutory remedies outlined above, shareholders can also petition for the winding up of a company on the grounds that it is just and equitable for the court to so order. Save in exceptional circumstances, this remedy is only available where the company has been operated as a quasi-partnership and trust and confidence between the partners has broken down.

Indemnification of directors and executive officers and limitation of liability

BVI law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any provision providing indemnification may be held by the BVI courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Under our Memorandum and Articles of Association, we indemnify against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings for any person who:

●	is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was our director; or

●	is or was, at our request, serving as a director or officer of, or in any other capacity is or was acting for, another body corporate or a partnership, joint venture, trust or other enterprise.

These indemnities only apply if the person acted honestly and in good faith with a view to our best interests and, in the case of criminal proceedings, the person had no reasonable cause to believe that his conduct was unlawful.

This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Anti-takeover provisions in our Memorandum and Articles of Association

Some provisions of our Memorandum and Articles of Association may discourage, delay or prevent a change in control of our company or management that shareholders may consider favorable. However, under BVI law, our directors may only exercise the rights and powers granted to them under our Memorandum and Articles of Association, as amended and restated from time to time, as they believe in good faith to be in the best interests of our company.

Directors’ fiduciary duties

Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction.

The duty of loyalty requires that a director act in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, a director must prove the procedural fairness of the transaction and that the transaction was of fair value to the corporation.

Under BVI law, our directors owe the company certain statutory and fiduciary duties including, among others, a duty to act honestly, in good faith, for a proper purpose and with a view to what the directors believe to be in the best interests of the company. Our directors are also required, when exercising powers or performing duties as a director, to exercise the care, diligence and skill that a reasonable director would exercise in comparable circumstances, considering without limitation, the nature of the company, the nature of the decision and the position of the director and the nature of the responsibilities undertaken. In the exercise of their powers, our directors must ensure neither they nor the company acts in a manner which contravenes the BVI Act or our Memorandum and Articles of Association, as amended and restated from time to time. A shareholder has the right to seek damages for breaches of duties owed to us by our directors.

Shareholder action by written consent

Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. BVI law provides that shareholders may approve corporate matters by way of a written resolution without a meeting signed by or on behalf of shareholders sufficient to constitute the requisite majority of shareholders who would have been entitled to vote on such matter at a general meeting; provided that if the consent is less than unanimous, notice must be given to all non-consenting shareholders.

Shareholder proposals

Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the Board of Directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings. BVI law and our Memorandum and Articles of Association allow our shareholders holding not less than 30% of the votes of the outstanding voting common shares to requisition a shareholders’ meeting. We are not obliged by law to call shareholders’ annual general meetings, but our Memorandum and Articles of Association do permit the directors to call such a meeting. The location of any shareholders’ meeting can be determined by the Board of Directors and can be held anywhere in the world.

Cumulative voting

Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a Board of Directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. The BVI law does not expressly permit cumulative voting for directors, our Memorandum and Articles of Association do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of directors

Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our Memorandum and Articles of Association, directors can be removed from office, with or without cause, by a resolution of shareholders called for the purpose of removing the director or for purposes including the removal of the director or by written resolution passed by at least 50 % of the votes of the shareholders of the company. Directors can also be removed by a resolution of directors passed at a meeting of directors called for the purpose of removing the director or for purposes including the removal of the director.

Transactions with interested shareholders

The Delaware General Corporation Law contains a business combination statute applicable to Delaware public corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or group who or which owns or owned 15% or more of the target’s outstanding voting shares within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the Board of Directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware public corporation to negotiate the terms of any acquisition transaction with the target’s Board of Directors. BVI law has no comparable statute and our Memorandum and Articles of Association do not expressly provide for the same protection afforded by the Delaware business combination statute.

Dissolution; Winding Up

Under the Delaware General Corporation Law, unless the Board of Directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the Board of Directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board. Under the BVI Act and our Memorandum and Articles of Association, we may appoint a voluntary liquidator by a resolution of the shareholders.

Variation of rights of shares

Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under our Memorandum and Articles of Association, if at any time our shares are divided into different classes of shares, the rights attached to any class may only be varied, whether or not our company is in liquidation, with the consent in writing of or by a resolution passed at a meeting by a majority of the votes cast by those entitled to vote at a meeting of the holders of the issued shares in that class.

Amendment of governing documents

Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. As permitted by BVI law, our Memorandum and Articles of Association may be amended by a resolution of shareholders and, subject to certain exceptions, by a resolution of directors. An amendment is effective from the date it is registered at the Registry of Corporate Affairs in the BVI.

Exchange Listing

Our common shares are listed on the Nasdaq Capital Market under the symbol “LYT”.

Stock Transfer Agent

VStock Transfer, LLC is our company’s stock transfer agent. Its address is 18 Lafayette Place, Woodmere, New York 11598 and phone number is +91-981985321.

PLAN OF DISTRIBUTION

The Common Shares offered by this prospectus are being offered by the Selling Shareholder. The Selling Shareholder may sell all or a portion of the common shares held by it and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the common shares are sold through underwriters or broker-dealers, the Selling Shareholder will be responsible for underwriting discounts or commissions or agent’s commissions. The common shares may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions, pursuant to one or more of the following methods:

●	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

●	in the over-the-counter market;

●	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

●	through the writing or settlement of options, whether such options are listed on an options exchange or otherwise;

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	short sales made after the date the Registration Statement is declared effective by the SEC;

●	broker-dealers may agree with a selling security holder to sell a specified number of such shares at a stipulated price per share;

●	a combination of any such methods of sale; and

●	any other method permitted pursuant to applicable law.

The Selling Shareholder may also sell common shares under Rule 144 promulgated under the Securities Act of 1933, as amended, if available, rather than under this prospectus. In addition, the Selling Shareholder may transfer the common shares by other means not described in this prospectus. If the Selling Shareholder effect such transactions by selling common shares to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling shareholder or commissions from purchasers of the common shares for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the common shares or otherwise, the Selling Shareholder may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the common shares in the course of hedging in positions they assume. The Selling Shareholder may also sell common shares short and deliver common shares covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The Selling Shareholder may also loan or pledge common shares to broker-dealers that in turn may sell such shares.

The Selling Shareholder may pledge or grant a security interest in some or all of the Notes, Warrants or common shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the common shares from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending, if necessary, the list of selling shareholder to include the pledgee, transferee or other successors in interest as selling shareholder under this prospectus. The Selling Shareholder also may transfer and donate the common shares in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

To the extent required by the Securities Act and the rules and regulations thereunder, the Selling Shareholder and any broker-dealer participating in the distribution of the common shares may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the common shares is made, a prospectus supplement, if required, will be distributed, which will set forth the aggregate amount of common shares being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the Selling Shareholder and any discounts, commissions or concessions allowed or re-allowed or paid to broker-dealers.

Under the securities laws of some states, the common shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the common shares may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

If the Selling Shareholder utilizes a broker-dealer in the sale of the shares of Common Shares being offered by this prospectus, such broker-dealer may receive commissions in the form of discounts, concessions or commissions from the Selling Shareholder, or commissions from purchasers of the shares of Common Shares for whom they may act as agent or to whom they may sell as principal.

There can be no assurance that any selling shareholder will sell any or all of the common shares registered pursuant to the registration statement, of which this prospectus forms a part.

In relation to Advance Notice under the SEPA, the Selling Shareholder is an underwriter within the meaning of the Securities Act of 1933, as amended (“Securities Act”) and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act of 1933 in connection with such sales. Any commissions received by such broker-dealers or agents, and any profit on the resale of the shares purchased by them, may be deemed to be underwriting commissions or discounts under the Securities Act of 1933. The Selling Shareholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute our common shares. Pursuant to a requirement by FINRA, the maximum commission or discount to be received by any FINRA member or independent broker-dealer may not be greater than 8% of the gross proceeds received by us for the sale of any securities being registered pursuant to Rule 415 promulgated under the Securities Act.

Because the Selling Shareholder may be deemed to be an “underwriter” within the meaning of the Securities Act, it will be subject to the prospectus delivery requirements of the Securities Act, including Rule 172 thereunder. In addition, any of the Shares covered by this Prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this Prospectus.

The Selling Shareholder and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the common shares by the Selling Shareholder and any other participating person. Under applicable rules and regulations under the Securities Exchange Act of 1934, as amended (“Exchange Act”) any person engaged in the distribution of shares may not simultaneously engage in market making activities with respect to the common shares for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Shareholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the common shares by the Selling Shareholder or any other person. All of the foregoing may affect the marketability of the common shares and the ability of any person or entity to engage in market-making activities with respect to the common shares.

R. F. Lafferty & Co., Inc. and Revere Securities LLC acted as finders (together, the “Finder”) in connection with the SEPA. The Finder will earn a cash fee of 8% of total proceeds raised through any Prepaid Advance. The Finder is also entitled to a cash fee of 4% of any subsequent drawdown on the SEPA.

We paid the Selling Shareholder a structuring fee of $25,000 and agreed to pay the Selling Shareholder a commitment fee in an amount equal to 1.00% of the Commitment Amount (the “Commitment Fee”) of which by the issuance to the Selling Shareholder of such number of common shares that is equal to the Commitment Fee divided by the Fixed Price (the “Commitment Shares”). The Commitment Shares are due as follows: (i) 40% was due on the Effective Date, (ii) 30% shall be due on the date that is 90 days following the Effective Date and (iii) 30% shall be due on the date this is 180 days following the Effective Date.

The Selling Shareholder has represented to us that at no time during the period commencing as of the time the Selling Shareholder first contacted the Company or the Company’s agents regarding the specific investment in the Company contemplated by the SEPA and ending immediately prior to the execution of the SEPA has the Selling Shareholder or any entity or person acting on behalf or pursuant to any understanding with the Selling Shareholder engaged in any short sale with respect to our common shares. The Selling Shareholder and the Finder have agreed that, during the term of the SEPA, none of the Selling Shareholder, the Finder, their officers, or any entity managed or controlled by the Selling Shareholder or the Finder (each, a “Restricted Person”) will enter into or effect, directly or indirectly, any short sale for their own account or for the principal account of any other Restricted Person.

We will pay all expenses of the registration of the common shares pursuant to the registration rights agreement, estimated to be $75,000 in total, including, without limitation, Securities and Exchange Commission filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, the Selling Shareholder will pay all underwriting discounts and selling commissions, if any. We will indemnify the Selling Shareholder against liabilities, including some liabilities under the Securities Act in accordance with the registration rights agreement or the Selling Shareholder will be entitled to contribution. We may be indemnified by the Selling Shareholder against civil liabilities, including liabilities under the Securities Act that may arise from any written information furnished to us by the Selling Shareholder specifically for use in this prospectus, in accordance with the related registration rights agreement or we may be entitled to contribution.

Once sold under the registration statement, of which this prospectus forms a part, the common shares will be freely tradable in the hands of persons other than our affiliates.

Listing of Common Shares and Transfer Agent

Our common share is listed on Nasdaq and trades under the symbol “LYT.” The transfer agent for our common shares is VStock Transfer, LLC.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the BVI with limited liability. We are incorporated in the BVI because of certain benefits associated with being a BVI company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of exchange control or currency restrictions and the availability of professional and support services. However, the BVI has a less developed body of securities laws as compared to the United States and provides protections for investors to a significantly lesser extent. In addition, BVI companies may not have standing to sue before the federal courts of the United States.

Substantially all of our assets are located outside the United States. In addition, a majority of our directors and officers are nationals and/or residents of countries other than the United States, and all or a substantial portion of such persons’ assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or such persons or to enforce against them or against us, judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof.

We have appointed CCS Global Solutions, Inc. as our agent to receive service of process with respect to any action brought against us in the United States District Court for the Southern District of New York under the federal securities laws of the United States or of any State of the United States or any action brought against us in the Supreme Court of the State of New York in the County of New York under the securities laws of the State of New York.

We have been advised by Pandya Juris LLP, our counsel as to India law, that the United States and the India do not have a treaty providing for reciprocal recognition and enforcement of judgments of courts of the United States in civil and commercial matters and that a final judgment for the payment of money rendered by any general or state court in the United States based on civil liability, whether or not predicated solely upon the U.S. federal securities laws, would not be automatically be enforceable in India, but will have to follow the procedure under the Civil Procedure Code of India.

We have been advised by McW Todman & Co., our counsel as to BVI law, that the United States and the BVI do not have a treaty providing for reciprocal recognition and enforcement of judgments of courts of the United States in civil and commercial matters and that a final judgment for the payment of money rendered by any general or state court in the United States based on civil liability, whether or not predicated solely upon the U.S. federal securities laws, would not be automatically be enforceable in the BVI.

TAX MATTERS APPLICABLE TO U.S. HOLDERS OF OUR COMMON SHARES

The following sets forth the material BVI, Indian and U.S. federal income tax matters related to an investment in our common shares. It is based on laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This description does not address all possible tax consequences relating to an investment in our Common Shares.

WE URGE POTENTIAL PURCHASERS OF OUR COMMON SHARES TO CONSULT THEIR OWN TAX ADVISORS CONCERNING THE TAX CONSEQUENCES OF PURCHASING, OWNING AND DISPOSING OF OUR COMMON SHARES.

Indian Taxation

The discussion of Indian income tax below is based on the Income Tax Act, 1961 (the “Tax Act”). The profits are taxable at the corporate level and any dividend distribution is taxable at the shareholder level. Further, the arrangement or transactions entered into is subject to the provisions of General Anti-Avoidance Regulation and Specific Anti-Avoidance Regulations, wherever applicable.

There is no specific participation exemption.

Taxable income. Resident companies are subject to income tax on their worldwide income, including capital gains. A non-resident entity can be regarded as a foreign resident company when the place of effective management (“POEM”) is situated in India. The Finance Minister has issued guidelines on the POEM and the tax implications if the POEM is situated in India.

Corporate Tax Information

The corporate tax rate is determined under the Tax Act as below:

Tax rate	30% general corporate tax rate
25% if turnover is less than INR 4 billion in FY2018/19
22% for domestic company, without special deductions and 0% MAT
15% for domestic manufacture/research company, without special deductions
10% if patent is developed and registered in India
15% Minimum Alternate Tax (MAT) for domestic companies

Surtaxes	0% surcharge (SC) where total income does not exceed INR 10 million
7% SC where total income exceeds INR 10 million but is less than INR 100 million
12% SC where total income exceeds INR 100 million
4% health and education cess (HEC) in all cases

Corporate income is divided into the following heads:

●	income from house property;

●	income from a business or profession;

●	capital gains; and

●	income from other sources, e.g. dividends and other passive income.

The heads of income are mutually exclusive; income that is specifically chargeable under one head may not be charged under another head. For filing the income tax return, a taxpayer must quote the Aadhar number (unique identification number) and permanent account number (tax registration number), unless specifically excluded (such as non-residents and other taxpayers not required to file a tax return).

Different deductibility rules apply to each head of income. The net results of each category are aggregated to obtain total income. Certain allowances (such as for losses and donations) are deducted from total income to derive the taxable total income, to which the tax rates in force are applied.

A dividend is then taxable in the hands of the applicable shareholder. The company distributing the dividend will have to deduct withholding tax on such dividend at a 20% rate, plus applicable surcharge and health cess. The Tax Act incentivizes business transactions undertaken through normal banking channels (other than cash) and prohibits cash receipts (income or not) exceeding INR 200,000 in the aggregate (i) from a person in a day, (ii) in respect of a single transaction, or (iii) in respect of transactions relating to one event or occasion from a person.

Under section 115-O of the Indian Income Tax Act, 1961, distributions of dividends paid by Indian company through March 31, 2020, are subject to a dividend distribution tax (DDT) at an effective rate of 20.56% (inclusive of the applicable surcharge of 12% and health and education cess of 4%). Repatriation of a dividend will not require Reserve Bank of India approval, subject to compliance and certain other conditions being met per the Indian Income Tax Act, 1961. The said provisions of Section 115-O shall not be applicable if the dividend is distributed on or after April 1, 2020. From April 1, 2020, the dividend distributed would now be taxable in the hands of the investors, the domestic companies shall not be liable to pay DDT.

Deductible expenses

In general, an expenditure must satisfy the following criteria in order to be deductible:

●	it must be of a revenue nature rather than of a capital nature;

●	it must be laid out or spent “wholly and exclusively” for purposes of the taxpayer’s business;

●	it must be laid out and spent during the relevant previous year;

●	it must not be incurred in respect of private expenses of the taxpayer;

●	it must not be specifically disallowed or restricted by the tax legislation, or covered by provisions relating to specifically permitted deductions; and

●	it must not be incurred for a purpose that is an offence or is prohibited by law.

The tax legislation also provides for specific deductions in respect of specified types of businesses.

Interest and royalties are generally deductible unless specifically disallowed. Dividends are not deductible expenses. The Tax Act restricts the deductibility of interest to 30% of EBITDA payable by the payer to a non-resident associated enterprise of more than Rs.10 million (approximately $132,000). The payer includes an Indian company and a permanent establishment of a non-resident company. Unabsorbed interest (as restricted pursuant to the above limitation) would be eligible to be carried-forward to the subsequent 8 years for set-off subject to an overall limit of 30% EBITDA. This provision is not applicable to banking and insurance businesses.

Capital gains

Broadly, gains from the disposal of capital assets are subject to tax. The tax treatment depends on the type of asset and the period for which the asset was held. A gain is classified as a long-term capital gain if the underlying asset was held for more than 3 years (more than 1 year, for listed shares as well as for certain units and bonds). The cost of assets resulting in long-term capital gains is indexed (increased) in accordance with the official inflation index. However, the Tax Act reduces the period of holding of unlisted shares and land/building from 36 months to 24 months for the purpose of determining a long-term capital asset.

The Tax Act clarifies that, for conversion of preference shares to equity shares, the period of holding of the said equity shares would include the period of holding as preference shares and the cost of acquisition of the said equity shares would be the cost of the preference shares.

Some long-term capital gains are exempt if reinvested in specified assets. A special regime may apply to assets acquired before specific dates.

The tax rate applicable to long-term capital gains derived by domestic companies from the disposal of assets (except for listed securities) is 20% with cost indexation benefit and for listed shares (above Rs.100,000) is 10% without cost indexation benefit.

Short-term capital gains derived by domestic companies from the disposal of assets (other than securities) are taxed at the normal income tax rate of 30% and 15% in case of listed shares.

ITA provides for taxation of gifts in the hands of the recipient if any asset is transferred for inadequate or nil consideration, subject to specified exceptions.

Withholding taxes

Some withholding tax rates are set by the annual Finance Acts, while other rates which apply to specific types of income are set out in the tax legislation.

The surcharge and education cess apply to the withheld taxes described below.

Dividends

On distribution, a dividend is subject to withholding tax at 10% if the payment is to a resident and 20%, if the payment is to a non-resident, unless the benefit of a tax treaty is available to that non-resident.

Buy back distribution tax

Where a shareholder or holder of specified securities in a company receives consideration from the company in respect of a purchase by the company of its own shares or other specified securities held by that person, the difference between the acquisition cost and the consideration received is deemed to be a capital gain of that person in the income year in which the shares are purchased by the company and taxable at 20% tax rate. The shareholders are not exempt from tax.

BVI Taxation

The company and all distributions, interest and other amounts paid by the company in respect of the common shares of the company to persons who are not resident in the BVI are exempt from all provisions of the Income Tax Ordinance in the BVI.

No estate, inheritance, succession or gift tax, rate, duty, levy or other charge is payable by persons who are not resident in the BVI with respect to any common shares, debt obligations or other securities of the company.

All instruments relating to transactions in respect of the common shares, debt obligations or other securities of the company and all instruments relating to other transactions relating to the business of the company are exempt from payment of stamp duty in the BVI provided that they do not relate to real estate in the BVI.

There are currently no withholding taxes or exchange control regulations in the BVI applicable to the company or its shareholders.

United States Federal Income Taxation

The following discussion describes certain U.S. federal income tax consequences of the purchase, ownership and disposition of the common shares as of the date hereof. This discussion applies only to U.S. Holders (as defined below) that hold common shares as capital assets and that have the U.S. dollar as their functional currency. This discussion is based upon provisions of the Internal Revenue Code of 1986, as amended (the “Code”), and regulations, rulings and judicial decisions thereunder as of the date hereof. Those authorities may be changed, perhaps retroactively, so as to result in U.S. federal income tax consequences different from those summarized below. The discussion below of the U.S. federal income tax consequences to “U.S. Holders” will apply to you if you are a beneficial owner of common shares and you are, for U.S. federal income tax purposes, any of the following:

●	an individual citizen or resident of the United States,

●	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia,

●	an estate the income of which is subject to U.S. federal income taxation regardless of its source, or

●	a trust if it (1) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

The following does not represent a detailed description of the U.S. federal income tax consequences applicable to any particular investor or to persons subject to special tax treatment under the U.S. federal income tax laws, such as:

●	banks,

●	financial institutions,

●	insurance companies,

●	regulated investment companies,

●	real estate investment trusts,

●	broker-dealers,

●	traders that elect to mark to market,

●	U.S. expatriates,

●	tax-exempt entities,

●	persons liable for alternative minimum tax,

●	persons holding our common shares as part of a straddle, hedging, conversion or integrated transaction or constructive sale,

●	persons that actually or constructively own 10% or more of our stock by vote or value,

●	persons required to accelerate the recognition of any item of gross income with respect to the common shares as a result of such income being recognized on an “applicable financial statement” (as defined by the Code),

●	persons who acquired our common shares pursuant to the exercise of any employee common share option or otherwise as consideration for services, or

●	persons holding our common shares through partnerships or other pass-through entities for U.S. federal income tax purposes.

If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) holds common shares, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. Prospective purchasers that are partners of a partnership holding common shares should consult their tax advisors.

This discussion does not contain a detailed description of all the U.S. federal income tax consequences to a prospective purchaser in light of his, her or its particular circumstances and does not address the Medicare contribution tax on net investment income, U.S. federal estate and gift taxes, or the effects of any state, local or non-U.S. tax laws. Prospective purchasers are urged to consult their tax advisors about the application of the U.S. federal income tax rules to their particular circumstances as well as the state, local, foreign and other tax consequences to them of the purchase, ownership and disposition of our common shares.

Taxation of Dividends and Other Distributions on our Common Shares

Subject to the passive foreign investment company rules discussed below, the gross amount of distributions made by us to you with respect to the common shares (including the amount of any taxes withheld therefrom) will generally be includable in your gross income as dividend income on the date actually or constructively received by you, but only to the extent that the distribution is paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). To the extent that the amount of the distribution exceeds our current and accumulated earnings and profits (as determined under U.S. federal income tax principles), it will be treated first as a tax-free return of your tax basis in your common shares, and to the extent the amount of the distribution exceeds your tax basis, the excess will be taxed as capital gain. However, we do not intend to calculate our earnings and profits in accordance with U.S. federal income tax principles. Therefore, a U.S. Holder should expect that a distribution will generally be treated as a dividend. Such dividends will not be eligible for the dividends-received deduction allowed to corporations under the Code.

With respect to non-corporate U.S. Holders, including individual U.S. Holders, certain dividends received from a qualified foreign corporation may be subject to reduced rates of taxation. A foreign corporation will be treated as a qualified foreign corporation for this purpose if the dividends are paid on shares that are readily tradable on an established securities market in the United States. U.S. Treasury Department guidance indicates that the common shares (which we will apply to list on the NASDAQ Capital Market) will be readily tradable on an established securities market in the United States once they are so listed. Non-corporate holders that do not meet a minimum holding period requirement during which they are not protected from the risk of loss or that elect to treat the dividend income as “investment income” pursuant to Section 163(d)(4) of the Code will not be eligible for the reduced rates of taxation regardless of our status as a qualified foreign corporation. In addition, the rate reduction will not apply to dividends if the recipient of a dividend is obligated to make related payments with respect to positions in substantially similar or related property. This disallowance applies even if the minimum holding period has been met. You are urged to consult your tax advisors regarding the availability of the lower rate for dividends paid with respect to our common shares.

In addition, notwithstanding the foregoing, non-corporate U.S. Holders will not be eligible for reduced rates of taxation on any dividends received from us if we are a passive foreign investment company (a “PFIC”) in the taxable year in which such dividends are paid or in the preceding taxable year. As discussed under “- Passive Foreign Investment Company” below, we do not believe we were a PFIC for our most recent taxable year, and we do not expect to become a PFIC in the current taxable year or in the foreseeable future, although there can be no assurance in this regard.

A U.S. Holder may be subject to withholding taxes on dividends paid on our common shares. Subject to certain conditions and limitations (including a minimum holding period requirement), any withholding taxes on dividends may be treated as foreign taxes eligible for credit against your U.S. federal income tax liability. For purposes of calculating the foreign tax credit, dividends paid on the common shares will be treated as income from sources outside the United States and will generally constitute passive category income. The rules governing the foreign tax credit are complex. You are urged to consult your tax advisors regarding the availability of the foreign tax credit under your particular circumstances.

Taxation of Dispositions of Common Shares

For U.S. federal income tax purposes, you will recognize taxable gain or loss on any sale, exchange or other taxable disposition of common shares in an amount equal to the difference between the amount realized (in U.S. dollars) for the common shares and your tax basis (in U.S. dollars) in the common shares. Subject to the passive foreign investment company rules discussed below, such gain or loss will generally be capital gain or loss. If you are a non-corporate U.S. Holder, including an individual U.S. Holder, who has held the common shares for more than one year, you will be eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations. Any such gain or loss that you recognize will generally be treated as United States source gain or loss for foreign tax credit limitation purposes.

Passive Foreign Investment Company

Based on the past and projected composition of our income and assets, and the valuation of our assets, we do not believe we were a passive foreign investment company, or PFIC, for U.S. federal income tax purposes for our most recent taxable year, and we do not expect to become a PFIC in the current taxable year or in the foreseeable future, although there can be no assurance in this regard. In general, we will be a PFIC for any taxable year in which:

●	at least 75% of our gross income is passive income, or

●	at least 50% of the value of our assets (based on an average of the quarterly values of our assets during a taxable year) is attributable to assets that produce or are held for the production of passive income (the “asset test”).

For this purpose, passive income generally includes dividends, interest, income equivalent to interest, royalties and rents (other than royalties and rents derived in the active conduct of a trade or business and not derived from a related person). Cash is treated as an asset that produces or is held for the production of passive income. We will be treated as owning our proportionate share of the assets and earning our proportionate share of the income of any other corporation in which we own, directly or indirectly, at least 25% (by value) of the stock.

The determination of whether we are a PFIC is made annually after the close of each taxable year. As a result, we may become a PFIC in the current or any future taxable year due to changes in our asset or income composition. In particular, because we have valued our goodwill based on the market price of our common shares, our PFIC status will depend in large part on the market price of our common shares. Accordingly, fluctuations in the market price of the common shares may cause us to become a PFIC. In addition, composition of our income and assets will be affected by how, and how quickly, we spend the cash we raise in this offering. Although the determination of whether we are a PFIC is made annually, if we are a PFIC for any taxable year in which you hold common shares, you will generally continue to be subject to the special rules described below for all succeeding years during which you hold common shares (even if we do not qualify as a PFIC in such subsequent years). However, if we cease to be a PFIC, you may avoid the continuing impact of the PFIC rules by making a special election to recognize gain as if your common shares had been sold on the last day of the last taxable year during which we were a PFIC. You are urged to consult your own tax advisor about this election.

If we are a PFIC for any taxable year during which you hold common shares, you will be subject to special tax rules with respect to any “excess distribution” that you receive and any gain you realize from a sale or other disposition (including a pledge) of the common shares, unless you make a “mark-to-market” election as discussed below. Distributions you receive in a taxable year that are greater than 125% of the average annual distributions you received during the shorter of the three preceding taxable years or your holding period for the common shares will be treated as an excess distribution. Under these special tax rules:

●	the excess distribution or gain will be allocated ratably over your holding period for the common shares,

●	the amount allocated to the current taxable year, and any taxable year prior to the first taxable year in which we were a PFIC, will be treated as ordinary income, and

●	the amount allocated to each other year will be subject to tax at the highest tax rate in effect for that year and the interest charge generally applicable to underpayments of tax will be imposed on the resulting tax attributable to each such year. The tax liability for amounts allocated to such years cannot be offset by any net operating losses for such years, and gains realized on the sale of the common shares cannot be treated as capital, even if you hold the common shares as capital assets.

A U.S. Holder of “marketable stock” (as defined below) in a PFIC may make a mark-to-market election for such stock to elect out of the special tax rules discussed above. If you make an effective mark-to-market election for the common shares, for each taxable year that we are a PFIC you will include in income an amount equal to the excess, if any, of the fair market value of the common shares as of the close of the taxable year over your adjusted basis in such common shares. You are allowed a deduction for the excess, if any, of your adjusted basis in the common shares over their fair market value as of the close of the taxable year. However, deductions are allowable only to the extent of the net amount previously included in income as a result of the mark-to-market election. Amounts included in your income under a mark-to-market election, as well as gain on the actual sale or other disposition of the common shares, are treated as ordinary income. Ordinary loss treatment also applies to the deductible portion of any mark-to-market loss on the common shares, as well as to any loss realized on the actual sale or disposition of the common shares, to the extent that the amount of such loss does not exceed the net amount of previously included income as a result of the mark-to-market election. Your basis in the common shares will be adjusted to reflect any such income or loss amounts. If you make a valid mark-to-market election, the tax rules that apply to distributions by corporations that are not PFICs would apply to distributions by us, except that the lower applicable capital gains rate for qualified dividend income discussed above under “Taxation of Dividends and Other Distributions on our Common Shares” generally would not apply.

The mark-to-market election is available only for “marketable stock”, which is stock that is traded in other than de minimis quantities on at least 15 days during each calendar quarter (“regularly traded”) on a qualified exchange or other market (as defined in applicable U.S. Treasury regulations), which includes the NASDAQ Capital Market. If the common shares are regularly traded on the NASDAQ Capital Market and if you are a holder of common shares, the mark-to-market election would be available to you were we to be or become a PFIC. However, there can be no assurance that the common shares will be traded in sufficient volumes to be considered “regularly traded” for purposes of the mark-to-market election. If you make a mark-to-market election, it will be effective for the taxable year for which the election is made and all subsequent taxable years unless the common shares are no longer regularly traded on a qualified exchange or other market, or the Service consents to the revocation of the election. You are urged to consult your tax advisor about the availability of the mark-to-market election, and whether making the election would be advisable in your particular circumstances.

Alternatively, a U.S. Holder of stock in a PFIC may make a “qualified electing fund” election with respect to such PFIC to avoid the special tax rules discussed above. However, the qualified electing fund election is available only if such PFIC provides such U.S. Holder with certain information regarding its earnings and profits as required under applicable U.S. Treasury regulations. We do not currently intend to prepare or provide the information that would enable you to make a qualified electing fund election.

If we are a PFIC for any taxable year during which you hold common shares and any of our non-U.S. subsidiaries is also a PFIC, you will be treated as owning a proportionate amount (by value) of the shares of the lower-tier PFIC for purposes of the application of the PFIC rules. You will not be able to make the mark-to-market election described above in respect of any lower-tier PFIC. You are urged to consult your tax advisors about the application of the PFIC rules to any of our subsidiaries.

If you hold common shares in any year in which we are a PFIC, you will generally be required to file U.S. Internal Revenue Service Form 8621. You are urged to consult your tax advisors regarding the application of the PFIC rules to your investment in our common shares and the elections discussed above.

Information Reporting and Backup Withholding

Dividend payments with respect to our common shares and proceeds from the sale, exchange or other disposition of our common shares that are paid to you within the United States (and in certain cases, outside the United States) will be subject to information reporting to the U.S. Internal Revenue Service, unless you are an exempt recipient. A backup withholding tax may apply to such payments if you fail to provide a taxpayer identification number or certification of exempt status or fail to report in full dividend or interest income.

Backup withholding is not an additional tax. Amounts withheld under the backup withholding rules may be credited against your U.S. federal income tax liability, and you may obtain a refund of any excess amounts withheld under the backup withholding rules by timely filing the appropriate claim for refund with the U.S. Internal Revenue Service and furnishing any required information.

LEGAL MATTERS

The validity of the common shares and certain legal matters relating to the offering as to BVI law will be passed upon for us by McW Todman & Co. Certain matters as to U.S. federal law in connection with this offering will be passed upon for us by Manatt, Phelps & Phillips, LLP. Certain legal matters relating to the offering as to Indian law will be passed upon for us by Pandya Juris LLP.

EXPERTS

Our consolidated financial statements as of March 31, 2024, and for the fiscal year ended March 31, 2024, from our Annual Report on Form 20-F for the year ended March 31, 2024, have been so included in reliance on the report of Pipara & Co LLP, an independent registered public accounting firm, given on their authority as experts in accounting and auditing. We have not engaged our independent registered public accounting firm Pipara & Co LLP to perform any procedures on any unaudited condensed consolidated financial statement as given in this document.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form F-1 under the Securities Act, relating to this offering of securities. As permitted by SEC rules, this prospectus does not contain all of the information contained in the registration statement of which this prospectus forms a part. Statements made in this prospectus concerning the contents of any contract, agreement or other document are summaries of all material information about the documents summarized, but are not complete descriptions of all terms of these documents. If we filed any of these documents as an exhibit to the registration statement, you may read the document itself for a complete description of its terms.

We are subject to the informational requirements of the Exchange Act applicable to foreign private issuers. In accordance with the Exchange Act, we file reports, including annual reports on Form 20-F containing financial statements audited by an independent accounting firm. We also furnish to the SEC, under cover of Reports of Foreign Private Issuer on Form 6-K, material information required to be made public by us or filed by us with and made public by any stock exchange or distributed by us to our shareholders. Such reports and other information filed with the SEC are available to the public over the internet at the SEC’s website at http://www.sec.gov. We also maintain an Internet website at www.lytuscorp.com. We will make available, free of charge, the following documents as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC: our Annual Reports on Form 20-F; our reports on Form 6-K; amendments to these documents; and other information as may be required by the SEC. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

As a foreign private issuer, we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements to shareholders, and our officers, directors and principal shareholders are exempt from the “short-swing profits” reporting and liability provisions contained in Section 16 of the Exchange Act and related Exchange Act rules. In addition, we are not required under the Exchange Act to file periodic reports and financial statements as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent a statement contained in this prospectus or in any other subsequently filed document that is or is deemed to be incorporated by reference in this prospectus modifies or supersedes that statement.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

●	our Annual Report on Form 20-F for the fiscal year ended March 31, 2024, filed with the SEC on August 15, 2024 (the “Annual Report”);

●	our Current Report on Form 6-K (File No. 001-41418), furnished to the SEC on February 28, 2025, containing our unaudited interim condensed consolidated financial statements for the six months ended September 30, 2024; and

●	our Current Reports on Form 6-K furnished by us to the SEC on February 4, 2025 and February 14, 2025.

Copies of the documents incorporated herein by reference will be provided to each person, including any beneficial owner, to whom this prospectus is delivered. These documents may be obtained upon written or oral request, without charge, from our Chief Financial Officer by contacting him by mail at Unit 1214, ONE BKC, G Block, Bandra Kurla Complex, Bandra East, Mumbai, India 400 051, by email at shreyas@lytuscorp.com, or by phone at +91-7777044778. The information on our website is not incorporated by reference into this prospectus. These documents are also available on the SEC’s Electronic Data Gathering and Retrieval System at www.sec.gov. You should rely only on the information incorporated by reference or provided in this prospectus. Neither we nor the Selling Shareholders have authorized anyone else to provide you with different information. Neither we nor the Selling Shareholders are making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of this document.

Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, or in a subsequently filed document incorporated by reference herein, modifies or supersedes that statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this prospectus.

LYTUS TECHNOLOGIES HOLDINGS PTV. LTD.

49,962,532 Common Shares

Prospectus

, 2025

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6. Indemnification of Directors and Officers.

British Virgin Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the British Virgin Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Under our Memorandum and Articles of Association, we may indemnify its directors, officers and liquidators against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with civil, criminal, administrative or investigative proceedings to which they are party or are threatened to be made a party by reason of their acting as our director, officer or liquidator. To be entitled to indemnification, these persons must have acted honestly and in good faith with a view to the best interest of the registrant and, in the case of criminal proceedings, they must have had no reasonable cause to believe their conduct was unlawful.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7. Recent Sales of Unregistered Securities

The following sets forth information regarding all unregistered securities sold by the registrant in the three years preceding the date of this registration statement. This information has been retroactively adjusted to reflect the Reverse Stock Split for all periods presented. Unless otherwise indicated, all issuances of shares were made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and no underwriting discounts or commissions were paid with respect to the issuance of the securities.

On February 3, 2025, Lytus Technologies Holdings PTV. Ltd. (the “Company”) entered into the standby equity purchase agreement (the “SEPA”) with YA II PN, LTD, a Cayman Islands exempt limited company (the “Selling Shareholder” or “Yorkville”). Pursuant to the SEPA, the Selling Shareholder will advance to the Company, subject to the satisfaction of certain conditions as set forth therein, the principal amount of $6 million, which will be evidenced by Promissory Notes in two tranches. The Promissory Notes will accrue interest on the outstanding principal balance at an annual rate equal to 0%, which shall increase to an annual rate of 18% upon the occurrence of an Event of Default (as defined in the Promissory Notes) for so long as such event remains uncured. The Promissory Notes will mature on March 1, 2026, which may be extended at the option of the Selling Shareholder. The Promissory Notes are convertible at a conversion price equal to the lower of (i) $0.7048 per share or (ii) 93% of the lowest daily VWAP (as defined below) during the five consecutive trading days immediately preceding the date of conversion, which price shall not be lower than the floor price of $0.1236. The first tranche of the Pre-Paid Advance was disbursed on February 3, 2025, in the principal amount of $5 million. The second tranche of the Pre-Paid Advance will be in the principal amount of $1 million and advanced on the second trading day after the registration statement of which this prospectus forms a part becomes effective. At each Pre-Advance Closing, the Selling Shareholder advanced, and is expected to advance, to the Company the principal amount of the applicable tranche of the Pre-Paid Advance, less a discount in the amount equal to 5% of the principal amount of such tranche of the Pre-Paid Advance netted from the purchase price due and structured as an original issue discount. Pursuant to the SEPA, and upon the satisfaction of the conditions to the Selling Shareholder’s purchase obligation set forth in the SEPA, including the registration of shares of Common Shares issuable pursuant to the SEPA for resale, we will have the right, from time to time, until March 1, 2028, to require the Selling Shareholder to purchase up to $100 million of our Common Shares, subject to certain limitations and conditions set forth in the SEPA, by delivering written notice to the Selling Shareholder.

On June 3, 2024, the Company entered into a securities purchase agreement (the “Purchase Agreement”) with Mast Hill Fund, L.P. (“Mast Hill”) and FirstFire Global Opportunities Fund, LLC (“FirstFire”, and together with Mast Hill, the “Investors”) as purchasers, pursuant to which the Company is issuing the Investors senior secured promissory notes in the aggregate principal amount of up to $3,888,889.00, with an aggregate purchase price of up to $3,500,000.00, common share purchase warrants for the purchase of up to 830,957 shares of Common Stock at an initial price per share of $3.51, and 50,000 shares of Common Stock (the “Commitment Shares”). Pursuant to the Purchase Agreement, the Company will issue the senior secured promissory notes, common share purchase warrants and Commitment Shares to the Investors in multiple tranches. Under the first tranche, the Company issued each of Mast Hill and FirstFire a senior secured promissory note in the principal amount of $1,427,778.00 and $238,888.88, respectively (the “Notes”). In connection with the issuance of the Notes, the Company issued each of Mast Hill and FirstFire a common stock purchase warrant (the “Warrants”) to purchase from the Company 305,080 shares of Common Stock and 51,045 shares of Common Stock, respectively. The Company issued each of Mast Hill and FirstFire 18,357 and 3,071 Commitment Shares, respectively. Under each of the second trance and third tranche, the Company will issue each of Mast Hill and FirstFire a senior secured promissory note in the principal amount of $951,851.84 and $159,259.26, respectively (the “Tranche Notes”). In connection with the issuance of the Tranche Notes, the Company will issue each of Mast Hill and FirstFire a common stock purchase warrant to purchase from the Company 203,387 shares of Common Stock and 34,029 shares of Common Stock, respectively. In connection with each of the second trance and third tranche, the Company will issue each of Mast Hill and FirstFire 12,238 and 2,048 Commitment Shares, respectively. The closings of the sale of the sale of the Tranche Notes and related warrants are subject to certain closing conditions as set forth in the Purchase Agreement. Pursuant to the Purchase Agreement, the Company entered into a registration rights agreement (the “RRA”) with the Investors to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute, and applicable state securities laws. The Company agreed to file with the Securities and Exchange Commission an initial Registration Statement covering the maximum number of Registrable Securities, plus the shares underlying the ELOC Warrant (as that term is defined below), within thirty (30) calendar days from the date of the RRA so as to permit the resale the Registrable Securities by the Investors. Pursuant to the Purchase Agreement, the Company entered into a security agreement (the “Security Agreement”) with the Investors pursuant to which the Company granted to the Investors a security interest in certain property of the Company to secure the prompt payment, performance and discharge in full of all the Company’s obligations under the Notes.

On August 31, 2023, the Company entered into a Securities Purchase Agreement (the “September 2023 Purchase Agreement”) with a certain accredited investor as purchaser, pursuant to which, the Company sold $454,130.00 in principal amount of the Company’s Series A Convertible Preferred Shares, par value $0.01 (the “Preferred Shares”), warrants to purchase the Company’s Preferred Shares (the “Preferred Warrants”) and warrants the (September 2023 Common Warrants”) to purchase the Company’s common shares, par value $0.01 (the “Common Shares). The Preferred Shares are convertible into Common Shares, at an initial conversion price per share of $0.40, subject to adjustment under certain circumstances described in the certificate of designations for the Preferred Shares. The holder of Preferred Shares has the option, at any time and for any amount of such Preferred Shares, to convert Preferred Shares at an alternative conversion price that is the lower of the conversion price in effect, or at a 85% discount to the then-volume weighted average price of our common shares, but in no event less than the conversion floor price of $0.0787 (such price, the “Preferred Alternate Conversion Price”). In light of the fact that the Preferred Alternate Conversion Price can be 85% of the then-market price of our VWAP, the Preferred Shares are considered “Future Priced Securities” under Nasdaq rules that relate to the continued listing qualification of companies. The September 2023 Common Warrants are exercisable for five years to purchase an aggregate of up to 3,182,250 Common Shares at an initial exercise price of $0.44, subject to adjustment under certain circumstances described in the September 2023 Common Warrants. The Preferred Warrants are exercisable for two years to purchase an aggregate of up to 8,235 Preferred Shares at an initial exercise price of $850.00, subject to adjustment under certain circumstances described in the Preferred Warrants. The Preferred Shares and September 2023 Common Warrants sold were not registered under the Securities Act or the securities laws of any state, and were offered and sold in reliance upon the exemption from registration afforded by Section 4(a)(2) under the Securities Act and Regulation D promulgated thereunder and corresponding provisions of state securities laws, which exempt transactions by an issuer not involving any public offering.

On November 9, 2022, the Company entered into a Securities Purchase Agreement (the “November 2022 Purchase Agreement”) with a certain accredited investor as purchaser, pursuant to which, the Company sold $3,333,333.33 in principal amount of unsecured senior convertible notes (the “November 2022 Notes”) and warrants (the “November 2022 Warrants”). The November 2022 Notes were issued with a conversion price at a 20% premium to the most recent closing price, an original issue discount of 10%, do not bear interest, and mature twelve months from the date of issuance. The November 2022 Notes are convertible into shares of the Company’s common shares, par value $0.01 per share (“Common Shares”), at a conversion price per share of $1.044, subject to adjustment under certain circumstances described in the Notes. The holder of November 2022 Notes has the option, at any time and for any amount of such November 2022 Notes, to convert November 2022 Notes at an alternate conversion price (the “Note Alternate Conversion Price”) that is the lower of the conversion price in effect, or at a 90% discount to the then-volume weighted average price of our common shares, but in no event less than the conversion floor price of $0.174. In light of the fact that the Note Alternate Conversion Price can be 90% of the then-market price of our VWAP, the Convertible Notes are considered “Future Priced Securities” under Nasdaq rules that relate to the continued listing qualification of companies. The November 2022 Warrants are exercisable for five years to purchase an aggregate of up to 1,754,386 Common Shares at an exercise price of $0.957, subject to adjustment under certain circumstances described in the November 2022 Warrants. The November 2022 Notes and November 2022 Warrants sold were not registered under the Securities Act or the securities laws of any state, and were offered and sold in reliance upon the exemption from registration afforded by Section 4(a)(2) under the Securities Act and Regulation D promulgated thereunder and corresponding provisions of state securities laws, which exempt transactions by an issuer not involving any public offering.

On July 1, 2021, the Company entered into a subscription agreement (the “Subscription Agreement”) with an institutional investor (the “Investor”), pursuant to which it sold to the Investor 100 units (each, a “Unit” and collectively, the “Units”) at a price of $8,800 per Unit, consists of (i) a six-month, 7% Senior Secured Promissory Note in the aggregate principal amount of $10,000 per Unit purchased, reflecting an original issue discount of 12% (the “July 2021 Note”), and (ii) one half of a three-year warrant (each, a “July 2021 Warrant” and collectively, the “July 2021 Warrants”) to purchase 10,000 shares of the Company’s common shares (the transaction, the “Bridge Financing”). The principal and accrued interest of the July 2021 Note will be due and payable on the date that is the earlier of (i) six (6) months anniversary of the July 2021 Note, or (ii) a firm commitment underwritten public offering that results in the common shares being traded on a U.S. national securities exchange (a “Qualified IPO”). On July 1, 2021, the shareholder from whom the Company purchased the GHSI shares (with consent form the Company) and the Investor entered into a pledge agreement (the “Pledge Agreement”), pursuant to which such shareholder (with approval and consent from the Company) agreed to pledge and grant the Investor a security interest in 75% of its equity interest in GHSI and all related Future Rights, and the Proceeds as such terms are defined in the Pledge Agreement. In addition, the Investor and GHSI entered into a Guaranty and Suretyship Agreement, pursuant to which it agrees to jointly and severally guarantees the payment of the July 2021 Note.

The Warrants issued in this Bridge Financing will be exercisable six months after the Qualified IPO and allow the Investor to purchase up to 500,000 common shares (the “Warrant Shares”) of the Company at a price of (i) the lesser of 110% of the of the price of the Qualified IPO and the lowest daily volume weighted average price during the ten trading days prior to exercise of the Warrant, if six months have elapsed since a Qualified IPO has occurred, or (ii) 110% of the price of the Qualified IPO if six months have not elapsed since a Qualified IPO; or (iii) $10.00 if a Qualified IPO has not occurred. The holder of the Warrants shall also have the purchase rights to acquire securities that the Company issues which the Holder would have acquired if the Holder had held the number of Warrant Shares acquirable upon complete exercise of this Warrant immediately before the date on which a record is taken for the issuances. The Warrants Sharers shall be registered by the Company on a resale registration statement on Form F-1 promptly following the Qualified IPO. The Bridge Financing was closed on July 15, 2021, and the Company received proceeds of $880,000. The Company has issued the Units in reliance upon the exemption from registration contained in Section 4(2) and Rule 506 under the Securities Act.

On February 3, 2022, the Company and an investor entered into a maturity date extension agreement (the “Extension Agreement”), pursuant to which the maturity date of the July 2021 Note was extended to the earlier of June 1, 2022 or a Qualified IPO. As cure for its maturity date default and in consideration for the extension of the maturity date of the July 2021 Note, the Company agreed to issue to the Investor $250,000 worth of its common shares or the equivalents at a price equal to the offering price in the Qualified IPO immediately prior to the closing of such Qualified IPO. The issuance of the Company’s securities shall be in reliance upon the exemption from registration contained in Section 4(2) and Rule 506 under the Securities Act.

Item 9. Exhibits

The following exhibits are filed with this registration statement or are incorporated herein by reference.

Exhibit Number	Description
3.1	Memorandum and Articles of Association of Lytus Technologies Holdings PTV. Ltd. (incorporated by reference to Exhibit 3.1 of the Company’s Registration Statement on Form F-1, filed with the SEC on April 1, 2021)
3.2	Extract of the Memorandum of Resolutions by the Directors (incorporated by reference to Exhibit 3.2 of the Company’s Registration Statement on Form F-1, filed with the SEC on April 1, 2021)
3.3	Resolutions by the Directors (incorporated by reference to Exhibit 3.3 of the Company’s Registration Statement on Form F-1, filed with the SEC on July 12, 2024)
4.1	Specimen Stock Certificate evidencing common shares (incorporated by reference to Exhibit 4.1 of the Company’s Registration Statement on Form F-1/A, filed with the SEC on August 23, 2021)
4.2	Convertible Promissory Note, dated February 3, 2025, between the Company and YA II PN, LTD. (incorporated by reference to Exhibit 10.2 of the Company’s Current Report on Form 6-K, filed with the SEC on February 4, 2025)
5.1+	Legal Opinion of Opinion of McW Todman & Co (BVI) regarding the validity of the securities being registered
5.2+	Opinion of Pandya Juris LLP regarding certain India law matters
10.1	Standby Equity Purchase Agreement, dated February 3, 2025, between the Company and YA II PN, LTD. (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 6-K, filed with the SEC on February 4, 2025)
10.2	Registration Rights Agreement, dated February 3, 2025, between the Company and YA II PN, LTD. (incorporated by reference to Exhibit 10.3 of the Company’s Current Report on Form 6-K, filed with the SEC on February 4, 2025)
10.3	Global Guaranty Agreement, dated February 3, 2025, between Lytus Studio and YA II PN, LTD. (incorporated by reference to Exhibit 10.4 of the Company’s Current Report on Form 6-K, filed with the SEC on February 4, 2025)
21.1*	List of Subsidiaries of Lytus Technologies Holdings PTV. Ltd.
23.1+	Consent of McW Todman & Co. (included in Exhibit 5.1)
23.2+	Consent of Pandya Juris LLP (included in Exhibit 5.2)
23.3+	Consent of Pipara & Co LLP
24.1*	Power of Attorney
107+	Filing Fee Table

+	Filed herewith.
*	Previously filed.

Item 10. Undertakings

The undersigned registrant, hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

(6)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the State of Florida, United States on March 12, 2025.

Lytus Technologies Holdings PTV. Ltd.

By:	/s/ Dharmesh Pandya
Name:	Dharmesh Pandya
Title:	Chief Executive Officer (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Dharmesh Pandya	Director and Chief Executive Officer	March 12, 2025
Dharmesh Pandya	(Principal Executive Officer)

*	Chief Financial Officer and Director	March 12, 2025
Shreyas Shah	(Principal Accounting and Financial Officer)

*	Director	March 12, 2025
Rajeev Kheror

*	Director	March 12, 2025
Parvez Master

*	Director	March 12, 2025
Robert M. Damante

* By:	/s/ Dharmesh Pandya
Dharmesh Pandya
Attorney-in-Fact

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the Company has signed this registration statement or amendment thereto in the State of Florida, United States on March 12, 2025.

Authorized U.S. Representative

Dharmesh Pandya

By:	/s/ Dharmesh Pandya
	Name:	Dharmesh Pandya
	Title:	Chief Executive Officer